EXHIBIT 4.6

JUCESP PROTOCOL

0.752.421/19-0

PRIVATE INSTRUMENT OF INDENTURE OF THE TENTH (10th) ISSUE OF SIMPLE, NON-CONVERTIBLE, UNSECURED DEBENTURES IN UP TO FOUR SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NATURA COSMÉTICOS S.A.

By this private instrument, on one part,

(a)    NATURA COSMÉTICOS S.A., a joint-stock company, registered as a publicly-held company before the Brazilian Securities Commission (“CVM”), with its principal place of business in the city of São Paulo, State of São Paulo, at Avenida Alexandre Colares, n°. 1188, Vila Jaguara, CEP 05106-000, enrolled in the National Register of Legal Entities (“CNPJ/ME”) under No. 71.673.990/0001-77, herein represented pursuant to its bylaws (“Issuer”);

and, on the other part

(b)    SIMPLIFIC PAVARINI DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited liability company, acting through its branch, located in the city of São Paulo, State of São Paulo, at Rua Joaquim Floriano, nº 466, Bloco B, sala 1.401, CEP 04534-002, enrolled in the CNPJ/ME under No. 151-227.994/0004-01, as representative of the debenture holders contemplated by this issue (“Debenture Holders”), herein represented by its legal representative duly authorized and identified on the respective signature page of this instrument (“Trustee”);

Issuer and Trustee are jointly referred to as “Parties” and, individually, as “Party”.

The Parties hereby and pursuant to the law enter into this Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A. (“Issue Indenture” and the “Debentures”, respectively), under the following clauses and conditions:

CLAUSE I    DEFINITIONS

1.1.    Without prejudice to the other terms defined in this Issue Indenture, the following terms shall be used in this Issue Indenture, be they in the singular or plural form, with the meaning set forth in this Clause I, as follows:

1.1.1.    “Credit Rating Agency”: has the meaning established in item 5.15.1;

1.1.2.    “Trustee”: has the meaning established in item (b) of the preamble;

1.1.3.    “Hedge Adjustments”: has the meaning established in item 7.1(r) (ii);

1.1.4.    “ANBIMA”: has the meaning established in item 3.3.1;

1.1.5.    “General Debenture Holders Meeting”: has the meaning established in item 10.1;

1.1.6.    “General First Series Debenture Holders Meeting”: has the meaning established in item 5.2.9;

1.1.7.    “General Second Series Debenture Holders Meeting”: has the meaning established in item 5.2.9;

1.1.8.    “General Third Series Debenture Holders Meeting”: has the meaning established in item 5.2.9;

1.1.9.    “General Third Series Debenture Holders Meeting”: has the meaning established in item 5.2.9;

1.1.10.    “B3 - Cetip UTVM Segment”: has the meaning established in item 3.6.1;

1.1.11.    “CETIP21” has the meaning established in item 3.6.1;

1.1.12.    “Closing Communication”: has the meaning established in item 4.6.2;

1.1.13.    “Start Communication”: has the meaning established in item 4.6.2;

1.1.14.    “CNPJ/ME” has the meaning established in the preamble;

1.1.15.    “Placement Agreement”: has the meaning established in item 4.6.1;

1.1.16.    “Relevant Subsidiaries”: has the meaning established in item 7.1.1;

1.1.17.    “Lead Bookrunner”: has the meaning established in item 4.6.1;

1.1.18.    “Bookrunners”: has the meaning established in item 4.6.1;

1.1.19.    “CVM”: has the meaning established in item (a) of the preamble;

1.1.20.    “Settlement Bank”: has the meaning established in item 4.8.1;

1.1.21.    “Issue Date”: has the meaning established in item 5.1.1;

1.1.22.    “Date of Payment of Compensatory Interest”: has the meaning established in item 5.4.1;

1.1.23.    “Maturity Date”: has the meaning established in item 5.1.4;

1.1.24.    “Debentures”: has the meaning established in the preamble;

1.1.25.    “First Series Debentures”: has the meaning established in item 4.4.1;

1.1.26.    “Second Series Debentures”: has the meaning established in item 4.4.1;

1.1.27.    “Third Series Debentures”: has the meaning established in item 4.4.1;

1.1.28.    “Fourth Series Debentures”: has the meaning established in item 4.4.1;

1.1.29.    “Ninth Issue Debentures”: has the meaning established in item 4.6.5;

1.1.30.    “Seventh Series Debentures”: has the meaning established in item 4.6.5;

1.1.31.    “Sixth Series Debentures”: has the meaning established in item 4.6.5;

1.1.32.    “Outstanding Debentures” : has the meaning established in item 10.3.2;

1.1.33.    “Outstanding First Series Debentures”: has the meaning established in item 10.3.2;

1.1.34.    “Outstanding Second Series Debentures”: has the meaning established in item 10.3.2;

1.1.35.    “Outstanding Third Series Debentures”: has the meaning established in item 10.3.2;

1.1.36.    “Outstanding Fourth Series Debentures”: has the meaning established in item 10.3.2;

1.1.37.    “Debenture Holders”: has the meaning established in item (b) of the preamble;

1.1.38.    “Business Day”: has the meaning established in item 5.2.13;

1.1.39.    “Net Debt” has the meaning established in item 7.1(r) (ii);

1.1.40.    “DOESP”: has the meaning established in item 3.4.1;

1.1.41.    “EBITDA” : has the meaning established in item 7.1(r) (ii);

1.1.42.    “Material Adverse Effect”: has the meaning established in item 7.1.1;

1.1.43.    “Issue” has the meaning established in item 3.1;

1.1.44.    “Issuer”: has the meaning established in item (a) of the preamble;

1.1.45.    “Issue Indenture”: has the meaning established in the preamble;

1.1.46.    “Bookkeeping Agent”: has the meaning established in item 4.8.1;

1.1.47    “Early Maturity Event”: has the meaning established in item 7.1;

1.1.48    “Financial Index”: has the meaning established in item 7.1(r);

1.1.49    “CVM Rule No. 358”: has the meaning established in item 8.1(a)(v);

1.1.50    “CVM Rule No. 476”: has the meaning established in item 3.1;

1.1.51    “CVM Rule No. 539”: has the meaning established in item 3.6.2;

1.1.52    “CVM Rule No. 583”: has the meaning established in item 9.4.1 (xiii);

1.1.53    “Professional Investors”: has the meaning established in item 4.6.7;

1.1.54.    “JUCESP”: has the meaning established in item 3.4.1;

1.1.55.    “Compensatory Interest”: has the meaning established in item 5.2.2;

1.1.56.    “First Series Compensatory Interest”: has the meaning established in item 5.2.2.

1.1.57.    “Second Series Compensatory Interest”: has the meaning established in item 5.2.2.

1.1.58.    “Third Series Compensatory Interest”: has the meaning established in item 5.2.2.

1.1.59.    “Fourth Series Compensatory Interest”: has the meaning established in item 5.2.2 (iv);

1.1.60.    “Leasing”: has the meaning established in item 7.1(r) (ii);

1.1.61.    “Corporation Law”: has the meaning established in item 2.1;

1.1.62.    “ Anticorruption Laws”: has the meaning established in item 8.1 (dd);

1.1.63.    “MDA”: has the meaning established in item 3.6.1;

1.1.64.    “Restricted Offer”: has the meaning established in item 3.1;

1.1.65    “Parties” or “Party”: has the meaning established in item 3.1;

1.1.66    “DI Rate Absence Period”: has the meaning established in item 5.2.9;

1.1.67    “Capitalization Period”: has the meaning established in item 5.2.77;

1.1.68    “Distribution Plan”: has the meaning established in item 4.6.64;

1.1.69    “First Date of Subscription and Full Payment”: has the meaning established in item 5.10.2;

1.1.70.    “Bookbuilding Procedure”: has the meaning established in item 4.7.1;

1.1.71.    “BoD Meeting”: has the meaning established in item 2.1;

1.1.72.    “Replacement Rate”: has the meaning established in item 5.2.2;

1.1.73.    “Replacement Rate”: has the meaning established in item 5.2.9;

1.1.74.    “Total Issue Amount”: has the meaning established in item 4.3.1; and

1.1.75.    “Unit Par Value”: has the meaning established in item 5.1.5.

CLAUSE II    AUTHORIZATION

2.1.    This Issue Indenture is executed based on the resolution of Issuer’s Board of Directors Meeting, held on July 22, 2019, under article 59, paragraph one, of Law No. 6,404, of December 15, 1976, as amended (“BoD Meeting” and “Corporation Law”, respectively).

CLAUSE III     REQUIREMENTS

3.1.    The tenth (10th) issue of simple, non-convertible, unsecured debentures, in up to three series by Issuer (“Issue”), for public distribution with restricted distribution efforts, under CVM Rule No. 476, of January 16, 2009 (“Restricted Offer” and “CVM Rule No. 476”, respectively), shall occur in observance of the following requirements:

3.2.    Waiver of CVM Registration

3.2.1.    The Restricted Offer shall be made under CVM Rule No. 476, thus, with the automatic waiver of the public distribution registration before the CVM, as dealt on article 19 of Law No. 6,385, of December 7, 1976, as amended.

3.3    Registration with ANBIMA - Brazilian Association of Entities of the Financial and Capital Markets

3.3.1.    Due to the fact that this is a public distribution with restricted efforts, the Restricted Offer shall be registered with ANBIMA - Brazilian Association of Entities of the Financial and Capital Markets (“ANBIMA”), pursuant to article 16 et seq. of the “ANBIMA Code of Regulation and Best Practices for Structuring, Coordination and Distribution of Public Offers of Securities and Public Offers of Acquisition of Securities”, currently in force.

3.4.    Filing and Publication of the BoD Meeting’s Minutes

3.4.1.    The minutes of the BoD Meeting which resolved upon the issue shall be filed with the Commercial Registry of the State of São Paulo (“JUCESP”) and published (i) in the Official Gazette of the State of São Paulo (“DOESP”); and (ii) in newspaper “Valor Econômico”, under article 62, item I, of the Corporation Law.

3.5    Filing of the Issue Indenture and any amendments

3.5.1.    Issuer undertakes to provide Trustee with one (1) original counterpart of this Issue Indenture and any amendments, duly filed with JUCESP, within five (5) Business Days, counted as of the date of such filing.

3.5.2.    Issuer undertakes to request registration before JUCESP of this Issue Indenture and of all amendments to this Issue Indenture within the term of five (5) Business Days of the respective execution date.

3.5.3.    Any amendment to this Issue Indenture shall be executed by Issuer and Trustee, and subsequently filed with JUCESP, under item 3.5.1 above.

3.6    Distribution, Trading and Electronic Custody

3.6.1.    The Debentures shall be deposited for: (a) distribution in the primary market through the MDA - Asset Distribution Module (“MDA”), managed and operated by B3 S.A. - Brasil, Bolsa, Balcão, Segmento Cetip UTVM (“B3 - Cetip UTVM Segment ”), , with the distribution being financially settled through B3 — Cetip UTVM Segment ; and (b) trading, in observance of item 3.6.2 below, in the secondary market by means of CETIP21 - .- Títulos e Valores Mobiliários (“CETIP21”), managed and operated by B3 - Cetip UTVM Segment, with the distribution and trades being financially settled and the Debentures being under the electronic custody of B3 - Cetip UTVM Segment.

3.6.2.    Notwithstanding the provisions of item 3.6.1 above, the Debentures may only be traded in the regulated securities markets among qualified investors, as set forth in article 9-B of CVM Rule No. 539, of November 13, 2013, as amended (“CVM Rule No. 539”), and after ninety (90) days from the date of each subscription or acquisition by Professional Investors (as set forth below), as provided in articles 13 and 15 of CVM Rule No. 476 and once compliance by Issuer with its obligations set forth in article 17 of CVM Rule No. 476 is verified, and the trading of Debentures shall always observe the applicable legal and regulatory provisions.

CLAUSE IV    CHARACTERISTICS OF THE ISSUE

4.1.    Issuer’s Corporate Purpose

4.1.1.    The corporate object of Issuer on this date, according to article 3 of Issuer’s bylaws, is: (i) exploitation of trade, export and import of beauty and hygiene products, toiletries, cosmetics, clothing, food, nutritional complements, medication, including phytotherapic and homeopathic, drugs, pharmaceutical input and house cleaning products, both for human and animal use, and may, for such, perform all acts and carry out all operations related to said end; (ii) exploration of trade, export and import of electrical devices for personal use, jewelry, costume jewelry, articles for the home, articles for babies and children, bedding, tableware and bathroom products, software, phone cards, books, editorial material, entertainment products, phonographic products, and may, for such, perform all acts and carry out all operations related to said end; (iii) the provision of services of any kind, such as services connected to aesthetic treatments, market assistance, registration, planning and risk analysis; and (iv) the organization, participation in and administration of, in any form, companies and businesses of any nature, as partner or shareholder.

4.2.    Issue Number

4.2.1.    This Issue Indenture represents the tenth (10th) issue of Issuer’s debentures.

4.3    Total Issue Amount

4.3.1    The total Issue amount shall be one billion, seven hundred and eleven million, seven hundred and seventy thousand reais (BRL 1,711,770,000.00), on the Issue Date (as defined below) (“Total Issue Amount”), observing the possibility of partial distribution, as set forth in the item below.

4.4    Number of Series

4.4.1.    The Issue shall be made in four (4) series (“First Series Debentures”, “Second Series Debentures”, “Third Series Debentures” and “Fourth Series Debentures”, respectively), and the existence of each series and number of Debentures allocated to each series shall be defined as per the Bookbuilding Procedure (as defined below), with due regard to the provisions in item 4.4.1.1 below.

4.4.1.1.    Up to (i) forty thousand (40,000) Debentures shall be issued in the First Series, and (ii) one hundred and thirty-one thousand, one hundred and seventy-seven (131,177) Second Series Debentures; Third Series Debentures; and Fourth Series Debentures shall be issued, and the number of Debentures allocated to each series shall be defined as agreed at the end of the Bookbuilding Procedure .

4.4.2. With due regard to the provisions in items 4.4.1 and 4.4.1.1 above and the possibility of partial distribution, pursuant to the item below, the Debentures shall be allocated among the series, so as to meet the demand verified in the Bookbuilding Procedure, in compliance with the following:

4.4.2.1.    The Second Series Debentures shall be distributed only to the holders of simple, non-convertible, unsecured debentures, of the third (3rd) series of the sixth (6th) issue of Issuer (“Sixth Issue Debentures”) that are Professional Investors, in accordance with item 4.6.5 et seq. below;

4.4.2.2.    The Third Series Debentures shall be distributed only to the holders of simple, non-convertible, unsecured debentures, of the first (1st) series of the seventh (7th) issue of Issuer (“Seventh Issue Debentures”) that are Professional Investors, in accordance with item 4.6.5 et seq. below; and

4.4.2.3    The Fourth Series Debentures shall be distributed only to the holders of simple, non-convertible, unsecured debentures, of the first (1st) series of the ninth (9th) issue of Issuer (“Ninth Issue Debentures”) that are Professional Investors, in accordance with item 4.6.5 et seq. below.

4.4.3.    Except for any express references to the First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures, any references to “Debentures” shall be understood as references to the First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures, jointly.

4.5.    Number of Debentures

4.5.1.    One hundred and seventy-one thousand, one hundred and seventy-seven (171,177) Debentures shall be issued, with up to (i) forty thousand (40,000) First Series Debentures being issued; and (ii) up to one hundred and thirty-one thousand, one hundred and seventy-seven (131,177) Second Series Debentures; Third Series Debentures and/or Fourth Series Debentures being issued, as per the demand verified in the Bookbuilding Procedure and observing the possibility of partial distribution.

4.6.    Placement and Distribution Procedure

4.6.1.    The Debentures shall be the object of public distribution with restricted distribution efforts, under CVM Rule No. 476, under best placement efforts regime, as follows: (a) at the total amount of up to four hundred million reais (BRL 400,000,000.00) for the First Series Debentures; and (b) at the total amount of up to one billion, three hundred and eleven million, seven hundred and seventy thousand reais (BRL 1,311,770,000.00) for the Second Series Debentures, Third Series Debentures and Fourth Series Debentures, brokered by the leading financial institution (“Lead Bookrunner”) and other financial institutions part of the securities distribution system (jointly with the Lead Bookrunner, “Bookrunners”), on the terms and conditions to be defined in the “Coordination, Placement and Public Distribution Agreement with Restricted Placement Efforts for Simple, Non-Convertible, Unsecured Debentures, in Two Series, under the Mixed Placement Regime, of the Tenth (10th) Issue of Natura Cosméticos S.A.” to be executed between the Bookrunners and Issuer (“Placement Agreement”).

4.6.2.    The start of the Restricted Offer shall be informed by the Lead Bookrunner to CVM, within five (5) Business Days after the date of the first search for potential investors, under article 7-A of CVM Rule No. 476 (“Start Communication”). The end of the Restricted Offer shall be informed by the Lead Bookrunner to CVM, by sending a Closing Communication (as defined below), within five (5) Business Days after the closing date of the Restricted Offer, under article 8, CVM Rule No. 476 (“Closing Communication”).

4.6.3.    Pursuant to articles 30 and 31 of CVM Rule No. 400, dated December 29, 2003, as amended (“CVM Rule No. 400”) and article 5-A of CVM Rule No. 476, the partial distribution of the Debentures shall be permitted, with the Debentures not placed being cancelled by Issuer. This Issue Indenture shall be amended to reflect the existence of each series and number of Debentures to be allocated to each series.

4.6.4.     Considering that the distribution can be partial, pursuant to the item above and to article 31 of CVM Rule No. 400 and of article 5-A of CVM Rule No. 476, the party interested in acquiring the Debentures may, upon accepting the Restricted Offer, make its adhesion contingent to the distribution:

(i)    of the entirety of the Debentures object of the Restricted Offer, and if such condition does not occur and the investor has already made the payment of the subscription of the Debentures, the sums must be returned to the investors by Issuer, with the deduction of the amounts related to the taxes levied, if any, within five (5) Business Days after the date when the failure to fulfill the condition has been found, observing that, in relation to the Debentures kept in custody by B3, such procedure shall be done according to the B3 procedures, and the respective Debentures shall be cancelled; or

(ii)    of a proportion or minimum number of Debentures originally object of the Restricted Offer, defined at the discretion of the investor itself, and the interested party may, at the time of the acceptance, state whether it intends, if such condition is fulfilled, to receive the entirety of the Debentures subscribed by said interested party or the quantity equivalent to the proportion between the number of Debentures actually distributed and the number of Debentures originally object of the Restricted Offer, assuming, if it fails to state it, that the interested party is interested in receiving the entirety of the Debentures subscribed by said interested party, and if the interested party has stated such proportion, if such condition does not occur and the investor has already made the payment of the subscription of the Debentures, the sums must be returned to the investors by Issuer, with the deduction of the amounts related to the taxes levied, if any, within five (5) Business Days after the date when the failure to fulfill the condition has been found, observing that, in relation to the Debentures kept in custody by B3, such procedure shall be done according to the B3 procedures, and the respective Debentures shall be cancelled;

4.6.5.    The Bookrunners shall organize the distribution plan under CVM Rule No. 476 and as set forth in the Placement Agreement, the target audience being: (i) of the First Series Debentures, exclusively Professional Investors; (ii) of the Second Series Debentures, exclusively Professional Investors holders of Sixth Issue Debentures; (iii) of the Third Series Debentures, exclusively Professional Investors holders of Seventh Issue Debentures; and (iv) of Fourth Series Debentures, exclusively Professional Investors holders of Ninth Issue Debentures (“Distribution Plan”).

4.6.6.    Under the Distribution Plan, the Bookrunners may jointly access seventy-five (75) Professional Investors at the most, and the subscription or acquisition of Debentures being possible by fifty (50) Professional Investors at the most, pursuant to article 3 of CVM Rule No. 476, it being certain that investment funds and managed securities’ portfolios for which investment decisions are made by the same manager shall be deemed a single investor for purposes of the caps above.

4.6.7.    “Professional Investors” are considered to be those defined in article 9-A of CVM Rule No. 539, in observance of CVM Rule No. 476 and this Issue Indenture, including, without limitation: (i) financial institutions and other institutions authorized to operate by the Central Bank of Brazil; (ii) insurance companies and capitalization companies; (iii) publicly-held and privately-held supplementary pension entities; (iv) individuals or legal entities with financial investments greater than ten million Reais (BRL 10,000,000.00) and that, additionally, confirm in writing their condition of professional investor; (v) investment funds; (vi) investment clubs, provided that they have a portfolio managed by a securities portfolio manager authorized by CVM; (vii) independent investment agents, portfolio managers, securities analysts and consultants authorized by CVM with respect to their own resources; and (viii) non-resident investors.

4.6.8.    The Parties undertake to not search for investors through stores, offices or establishments open to the public, or through the use of public communication services, such as the press, radio, television and Internet pages open to the public, pursuant to CVM Rule No. 476.

4.6.9.    The Issue and the Restricted Offer may not be increased under any circumstance.

4.6.10    The distribution of Debentures shall be made under the MDA procedures, managed and operated by B3 - Cetip UTVM Segment , and the Distribution Plan described in this Clause IV.

4.6.11.    Upon subscribing and paying the Debentures, the Professional Investors shall sign a statement confirming, among other subjects, (i) that they made their own analysis with respect to Issuer’s payment capacity; (ii) their status as Professional Investor, under

Exhibit 9-A of CVM Rule No. 539; and (iii) their awareness, among other things, that: (a) the Restricted Offer was not registered before CVM, and it shall be registered with ANBIMA only for database information purposes, under item 3.3.1 above; and (b) the Debentures shall be subject to the trading restrictions set forth in the applicable regulations and this Issue Indenture, and they shall also, by means of such statement, expressly agree to all terms and conditions herein.

4.6.12.    Issuer undertakes to: (a) not contact or supply information regarding the Issue and/or the Restricted Offer to any Professional Investor, except if previously agreed with the Bookrunners; and (b) inform the Bookrunners, by the immediately subsequent Business Day, of the occurrence of contact it may receive from potential Professional Investors that may express their interest in the Restricted Offer, hereby undertaking to not take any measures in relation to said potential Professional Investors during such period.

4.6.13.    No discount will be granted by the Bookrunners to the Professional Investors interested in acquiring Debentures within the Restricted Offer, except for a possible goodwill and negative goodwill, and there will be no early reserves or the establishment of maximum or minimum lots, regardless of chronological order.

4.6.14.    No liquidity support fund will be constituted, much less will a liquidity guarantee agreement be executed for the Debentures. Further, no price stabilization agreement will be executed for the price of Debentures in the secondary market.

4.7.    Investment Intention Collection Procedure (Bookbuilding Procedure)

4.7.1.    Pursuant to the Placement Agreement, an investment intention collection procedure shall be adopted, organized by the Bookrunners, without receipt of reserves, without minimum or maximum lots, in observance of article 3 of CVM Rule No. 476, for verification, with the Professional Investors, of the Debentures demand, so as to define: (i) the existence of each series and number of Debentures to be allocated in each series; and (ii) the Compensatory Interest (as defined below) of the First Series Debentures (“Bookbuilding Procedure”).

4.7.2.    The result of the Bookbuilding Procedure will be ratified by means of an amendment to this Issue Indenture, with a General Debenture Holders Meeting being waived, pursuant to the provisions of item 12.4.2 below.

4.8.    Settlement Bank and Bookkeeping Agent

4.8.1.    The settlement bank for this Issue shall be Itaú Unibanco S.A., a financial institution with its principal place of business in the City of São Paulo, State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, n° 100, Torre Olavo Setúbal, CEP 04.344-902, enrolled with the CNPJ/ME under No. 60.701.190/0001-04 (“Settlement Bank”), and the bookkeeping bank for this Issue shall be Itaú Corretora de Valores S.A., a financial institution with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, n° 3.400, 3° andar, CEP 04.538-132, enrolled with the CNPJ/ME under No. 61,194,353/0001-64 (“Bookkeeping Agent”), and such definitions include any other institution that may succeed the Settlement Bank and/or the Bookkeeping Agent.

4.9.    Allocation of Funds:

4.9.1.    The funds raised by Issuer through the Restricted Offer will be allocated to refinance Issuer’s debts.

CLAUSE V    CHARACTERISTICS OF THE DEBENTURES

5.1    Basic Characteristics

5.1.1.    Issue Date: For all legal purposes and effects, the issue date of the Debentures shall be August 26, 2019 (“Issue Date”).

5.1.2.    Convertibility, Type and Form: The Debentures shall be simple, non-convertible into shares by Issuer, registered and book-entry, with no issue of certificates or the like.

5.1.3.    Type: The Debentures shall be unsecured, under the terms of article 58, paragraph 4 of the Corporation Law, without any additional security interest or personal guarantees.

5.1.4.    Term of Effectiveness and Maturity Date: The First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures shall be valid for five (5) years after the Issue Date, becoming due on August 26, 2024 “Maturity Date”.

5.1.5.    Unit Par Value: The unit par value of the Debentures shall be ten thousand Reais (BRL 10,000.00), on the Issue Date (“Unit Par Value”).

5.2    Compensation

5.2.1.    The Unit Par Value of the Debentures shall not be monetarily adjusted.

5.2.2.    First Series Compensatory Interest. On the Unit Par Value of the First Series Debentures, from the First Date of Subscription and Full Payment of the First Series Debentures or from the immediately preceding date of payment of the First Series Compensatory Interest, as the case may be, until the date of its actual payment, compensatory interest shall accrue corresponding to one hundred percent (100%) of the accrued variation of the daily average rates of One-Day Interbank Deposits (DI), “over extra-group”, expressed as a percentage per year, on the basis of two hundred and fifty- two (252) Business Days, daily calculated and disclosed by B3 — Cetip UTVM Segment , in the daily newsletter made available on its website (http://www.cetip.com.br) (“DI Rate”), plus spread or surcharge to be defined pursuant to the Bookbuilding Procedure and, in any event, limited to of one point fifteen percent (1.15%) per year, on the basis of two hundred and fifty-two (252) Business Days, calculated on an exponential and cumulative manner, pro rata temporis according to business days lapsed since the First Date of Subscription and Full Payment of the First Series Debentures or since the immediately preceding date of payment of First Series Compensatory Interest, as the case may be, until the date of its actual payment (“First Series Compensatory Interest”).

5.2.3.    Second Series Compensatory Interest On the Unit Par Value of the Second Series Debentures, from the First Date of Subscription and Full Payment of the Second Series Debentures or from the immediately preceding date of payment of the Second Series Compensatory Interest, as the case may be, until the date of its actual payment, compensatory interest shall accrue corresponding to one hundred percent (100%) of the accrued variation of the DI Rate, plus spread or surcharge equivalent to one point fifteen percent (1.15%) per year, on the basis of 252 Business Days, calculated on an exponential and cumulative manner, pro rata temporis according to business days lapsed since the First Date of Subscription and Full Payment of the Second Series Debentures or since the immediately preceding date of payment of Second Series Compensatory Interest, as the case may be, until the date of its actual payment (“Second Series Compensatory Interest”).

5.2.4.    Third Series Compensatory Interest. On the Unit Par Value of the Third Series Debentures, from the First Date of Subscription and Full Payment of the Third Series Debentures or from the immediately preceding date of payment of the Third Series Compensatory Interest, as the case may be, until the date of its actual payment, compensatory interest shall accrue corresponding to one hundred percent (100%) of the accrued variation of the DI Rate, plus spread or surcharge of one point fifteen percent (1.15%) per year, on the basis of 252 Business Days, calculated on an exponential and cumulative manner, pro rata temporis according to business days lapsed since the First Date of Subscription and Full Payment of the Third Series Debentures or since the immediately preceding date of payment of Third Series Compensatory Interest, as the case may be, until the date of its actual payment (“Third Series Compensatory Interest”).

5.2.5.    Fourth Series Compensatory Interest. On the Unit Par Value of the Fourth Series Debentures, from the First Date of Subscription and Full Payment of the Fourth Series Debentures or from the immediately preceding date of payment of the Fourth Series Compensatory Interest, as the case may be, until the date of its actual payment, compensatory interest shall accrue corresponding to one hundred percent (100%) of the accrued variation of the DI Rate, plus spread or surcharge of one point fifteen percent (1.15%) per year, on the basis of 252 Business Days, calculated on an exponential and cumulative manner, pro rata temporis according to business days lapsed since the First Date of Subscription and Full Payment of the Fourth Series Debentures or since the immediately preceding date of payment of Fourth Series Compensatory Interest, as the case may be, until the date of its actual payment (“Fourth Series Compensatory Interest” and, jointly with the First Series Compensatory Interest, Second Series Compensatory Interest and Third Series Compensatory Interest, “Compensatory Interest”).

5.2.6.    Calculation of Compensatory Interest shall observe the following formula:

J = VNe x (FatorJuros - 1)

where:

J = unit value of the Compensatory Interest, due on each Date of Payment of Compensatory Interest, calculated with eight (8) decimal places, not rounded up or down;

VNe = Unit Par Value, informed/calculated with eight (8) decimal places, not rounded up or down;

FatorJuros = Interest factor composed of the variation parameter, plus spread (surcharge), calculated with nine (9) decimal places, rounded up or down, as follows:

FatorJuros = FatorDI x FatorSpread

Where:

FatorDI = product of the DI-Over Rates, from the First Date of Subscription and Full Payment or the immediately preceding date of payment of Compensatory Interest, as the case may be, inclusive, until the calculation date, exclusive, calculated with eight (8) decimal places, rounded up or down, as follows:

where:

n = total number of DL-Over Rates considered in the calculation of the product, where “n” is an integral number;

k = Corresponds to the number of order of the DI-Over Rates, ranging from 1 to n;

TDIk = DI-Over Rate, of k order, expressed daily, calculated with eight (8) decimal places, rounded up or down, ascertained as follows:

where:

DIk = DI-Over Rate, of k order, disclosed by B3 - Cetip UTVM Segment, expressed as a percentage per year, used with two (2) decimal places;

FatorSpread = Surcharge, calculated with nine (9) decimal places, rounded up or down, as follows:

Where:

spread = (i) up to one integer, one thousand and five hundred tenth of thousandths (1.1500), for First Series Debentures; (ii) one integer, one thousand and five hundred tenth of thousandths (1.1500), for Second Series Debentures; (iii) one integer, one thousand and five hundred tenth of thousandths (1.1500), for Third Series Debentures; or (iv) one integer, one thousand and five hundred tenth of thousandths (1.1500), for Fourth Series Debentures; and

n = number of Business Days between the First Date of Subscription and Full Payment or the immediately preceding date of payment of the Compensatory Interest, as the case may be, and the calculation date, with “n” being an integral number.

Notes:

1)    The factor resulting from the expression (1 + TDIk) is considered with sixteen (16) decimal places, not rounded up or down.

2)    The product of the factors (1 + TDIk) is obtained, and for each accrued factor, the result is truncated with sixteen (16) decimal places, applying the next daily factor and so on, until the last one to be considered.

3)    Once the factors are accrued, the resulting “DI Factor” is considered with eight (8) decimal places, rounded up or down.

4)    The factor resulting from the expression (Fator DI x FatorSpread) shall be considered with nine (9) decimal places, rounded up or down.

5)    The DI Rate shall be used considering an identical number of decimal places disclosed by the entity responsible for calculating it.

5.2.7.    For purposes of this Issue Indenture, “Capitalization Period” is, for the first Capitalization Period, the interval of time starting on the First Date of Subscription and Full Payment and ending on the first Date of Payment of Compensatory Interest, and for the other Capitalization Periods, the interval of time starting on a Date of Payment of Compensatory Interest and ending on the subsequent Date of Payment of Compensatory Interest. Each Capitalization Period succeeds the previous one with no interruption, until the Maturity Date.

5.2.8.    In case of temporary unavailability of the DI Rate upon the payment of any monetary obligation set forth in this Issue Indenture, the “TDIk” ascertainment shall use the latest DI Rate available on such date, with no financial offsetting being due, either by Issuer or the Debenture Holders, upon the subsequent disclosure of the applicable DI Rate.

5.2.9.    In the lack of ascertainment, disclosure or in case of limitation and/or extinction of the DI Rate for more than ten (10) Business Days counted from the expected ascertainment or disclosure date (“DI Rate Absence Period”), or also, in case of extinction or inapplicability of the DI Rate due to legal provision or court order, Trustee shall convene a General Debenture Holders Meeting for First Series Debentures (“General First Series Debenture Holders Meeting”), a General Second Series Debenture Holders Meeting (“General Second Series Debenture Holders Meeting”) and a General Debenture Holders Meeting of Third Series Debentures (“General Third Series Debenture Holders Meeting”), pursuant to and under the terms set forth in article 124 of the Corporation Law and Clause X below, in order to set forth, out of common agreement with Issuer, in observance of the applicable regulations, the new parameter to apply, which shall reflect the parameters used in similar situations occurring at the time (“Replacement Rate”) of the respective series. The General First Series Debenture Holders Meeting, General Second Series Debenture Holders Meeting, General Third Series Debenture Holders Meeting and General Fourth Series Debenture Holders Meeting shall be called by Trustee within five (5) Business Days, at the most, after the last day of the DI Rate Absence Period or the extinction or inapplicability of the DI Rate due to legal or court order, whichever occurs first. Until such parameter is resolved upon, in order to calculate the amount of any monetary obligations set forth in this Issue Indenture, and for each day of the period when rates are absent, the formula set forth in item 5.2.6 above shall be used, and for the “TDIk” ascertainment, the latest DI Rate officially disclosed shall be used, with no offsetting being due between Issuer and the Debenture Holders upon the resolution of a new compensation parameter for the First Series Debentures, the Second Series Debentures, the Third Series Debentures and the Fourth Series Debentures, as the case may be.

1.1.29.    In case the DI Rate is disclosed before a General First Series Debenture Holders Meeting, a General Second Series General Debenture Holders Meeting, a General Third Series Debenture Holders Meeting and a General Fourth Series Debenture Holders Meeting is held, said General Debenture Holders Meetings shall no longer be held, and use of the DI Rate, as of the date of its maturity, shall resume for calculation of the Compensatory Interest of the respective series.

1.1.29.    If there is no agreement regarding the Replacement Rate between Issuer and the Debenture Holders gathered at a General Debenture Holders Meeting, representing at least two-thirds (2/3) of the total Outstanding First Series Debentures, two-thirds (2/3) of the total Outstanding Second Series Debentures, two-thirds (2/3) of the total Outstanding Third Series Debentures, and two-thirds (2/3) of the total Outstanding Fourth Series Debentures, or in case of lack of quorum for convening the meeting at second (2nd) call, in compliance with the provisions in Clause 10.3 hereof, as the case may be, Issuer shall redeem in advance, and consequently cancel in advance the entirety of the First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures, as the case may be, without paying a fine or premium of any kind, within thirty (30) consecutive days after the date when the respective General First Series Debenture Holders Meeting, General Second Series Debenture Holders Meeting, General Third Series Debenture Holders Meeting and General Fourth Series Debenture Holders Meeting is held, or on the date when they should have been held, as the case may be, at the Unit Par Value, plus the Compensatory Interest of the respective series, calculated pro rata temporis, from the immediately preceding First Date of Subscription and Full Payment or Date of Payment of Compensatory Interest of the respective series, as the case may be, until the date of actual payment of the redemption and consequent cancellation set forth in this item 5.2.11. In such alternative, in order to calculate the Compensatory Interest applicable to the First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures to be redeemed and consequently canceled, for each day of the DI Rate Absence Period, the formula set forth in item 5.2.6 above shall be used, and for the “TDIk” ascertainment, the latest officially disclosed DI Rate shall be used.

1.1.29.    Any holders of First Series Debentures, Second Series Debentures, Third Series Debentures and Fourth Series Debentures, as the case may be, at the end of the Business

Day prior to each Date of Payment of Compensatory Interest (as defined below) shall be entitled to the payments set forth in this clause.

1.1.29.    For purposes of this Issue Indenture, “Business Day” is understood as any day, except Saturdays, Sundays and national holidays.

5.3    Principal Amount Repayment:

5.3.1.    The Unit Par Value of the Debentures shall be repaid on Maturity Date.

5.4.    Compensatory Interest Payment

5.4.1.    Notwithstanding the payments resulting from any early maturity of the obligations arising from the Debentures, under the terms provided for in this Issue Indenture, the Compensatory Interest shall be paid, on a half-yearly basis, from the Issue Date onwards, with the first payment becoming due on February 26, 2020, and the other payments every 26th of February and August, until the Maturity Date, as per the schedule below (each payment date being a “Date of Payment of Compensatory Interest”):

Installment No.	Date of Payment of Compensatory Interest of the First Series Debentures
1	February 26, 2020
2	August 26, 2020
3	February 26, 2021
4	August 26, 2021
5	February 26, 2022
6	August 26, 2022
7	February 26, 2023
8	August 26, 2023
9	February 26, 2024
10	Maturity Date

Installment No.	Date of Payment of Compensatory Interest of the Second Series Debentures
1	February 26, 2020
2	August 26, 2020
3	February 26, 2021
4	August 26, 2021
5	February 26, 2022
6	August 26, 2022
7	February 26, 2023
8	August 26, 2023
9	February 26, 2024
10	Maturity Date

Installment No.	Date of Payment of Compensatory Interest of the Third Series Debentures
1	February 26, 2020
2	August 26, 2020
3	February 26, 2021
4	August 26, 2021
5	February 26, 2022
6	August 26, 2022
7	February 26, 2023
8	August 26, 2023
9	February 26, 2024
10	Maturity Date

Installment No.	Date of Payment of Compensatory Interest of the Fourth Series Debentures
1	February 26, 2020
2	August 26, 2020
3	February 26, 2021
4	August 26, 2021
5	February 26, 2022
6	August 26, 2022
7	February 26, 2023
8	August 26, 2023
9	February 26, 2024
10	Maturity Date

5.5     Scheduled Rollover

5.5.1    The Debentures shall not be subject to scheduled renegotiation.

5.6    Payment Place

5.6.1.    Any payments to which the Debenture Holders are entitled, and also any payment related to any other amounts due under the Issue Indenture, shall be made on the same day of their maturity, using the procedures adopted by B3 - Cetip UTVM Segment , in case the Debentures are under the latter’s electronic custody. Debentures not under the custody of B3 - Cetip UTVM Segment shall be paid by the Debentures’ Settlement Bank or in Issuer’s principal place of business, as the case may be.

5.7    Term Extension

5.7.1.    The terms corresponding to the payment of any obligation by any of the parties, including the Debenture Holders, as set forth in and arising from this Issue Indenture, shall be deemed extended, with regard to the payment of the subscription price, until the first (1st) subsequent Business Day, if their maturity falls on a date when banks are not open in the city of São Paulo, State of São Paulo, on national holidays, on Saturdays or Sundays, without any accretion to the amounts to be paid, with the exception of cases where payment must be made through B3 - Cetip UTVM Segment, in which case, there will only be an extension when the payment date falls on a national holiday, a Saturday or a Sunday.

5.8.    Fine and Default Interest

5.8.1.    Without prejudice to the Debentures’ Compensatory Interest, in case of any delay in the payment of any sum due to the Debenture Holders, the delayed debts shall be subject to: (i) a non-compensatory default fine of two percent (2%) on the due and unpaid amount; and (ii) default interest calculated pro rata temporis from the default date until the date of actual payment, at a rate of one percent (1%) per month, on such due and unpaid sum, regardless of notice, notification or judicial or extrajudicial summons, in addition to the expenses incurred in charging (“Late Payment Charges”).

5.9.    Delay in the Receipt of Payments

5.9.1    Without prejudice to item 5.7.1 above, if the Debenture Holders do not come to receive the amount corresponding to any of the monetary obligations owed by Issuer, on the dates set forth herein, or in a communication published by Issuer, on the terms hereof, they shall not be entitled to receive the Debentures’ Compensatory Interest and/or late payment charges set forth herein from the date when the corresponding amount is provided by Issuer to the Debenture Holders, however, they are assured the rights accrued until the date the funds become available.

5.10.    Subscription and Payment Term and Form

5.10.1    The payment of the Debentures will be made in cash, in domestic currency, on the date of subscription. The subscription price of the Debentures (i) on the First Date of Subscription and Full Payment (as defined below) will be their Unit Par Value; and (ii) on the Dates of Subscription and Payment (as defined below) after the First Date of Subscription and Full Payment will be the Unit Par Value of the respective series added by the Compensatory Interest calculated pro rata temporis from the First Date of Subscription and Full Payment (as defined below) until the date of the effective subscription, according to the settlement rules applicable to B3 - Cetip UTVM Segment and in compliance with the provisions of the Distribution Plan.

5.10.2.    The Debentures may be subscribed and paid up on different dates (each being a “Date of Subscription and Payment”), including any premium or discount to be defined upon subscription of the Debentures of each one of the series, provided it is equally applied among the Debentures of the same series, being certain that any premium or discount applied to Debentures of different series can be different. For the purposes of this Indenture, “First Date of Subscription and Full Payment” means the date on which the first subscription and payment of Debentures of the respective series occurs.

5.10.3.    Under the terms of paragraph 3, article 55 of the Corporation Law, simultaneously to the submission: (i) of the order of investment in Second Series Debentures the Professional Investor will additionally sign, as per the model contained in Exhibit I of this Indenture, the instrument of transfer of Sixth Issue Debentures, with irrevocable and irreversible authorization addressed to Itaú Corretora de Valores S.A., which is the bookkeeper of the Sixth Issue Debentures, for purposes of transfer of the Sixth Issue Debentures held by them on the date of signing of the transference instrument, to Issuer, against payment of the respective price by Issuer, for purposes of optional acquisition of these Sixth Issue Debentures on the date on which the latest payment of the entirety of the Second Series Debentures occurs (“Acquisition of the Sixth Issue Debentures”); (ii) of the order of investment in Third Series Debentures, the Professional Investor will additionally sign, as per the model contained in Exhibit II of this Indenture, the instrument of transfer of Seventh Issue Debentures, with irrevocable and irreversible authorization addressed to Itaú Corretora de Valores S.A., which is the bookkeeper of the Seventh Issue Debentures, for purposes of transfer of the Seventh Issue Debentures held by them on the date of signing of the transference instrument, to Issuer, against payment of the respective price by Issuer, for purposes of optional acquisition of these Seventh Issue Debentures on the date on which the latest payment of the entirety of the Third Series Debentures occurs (“Acquisition of the Seventh Issue Debentures”); and (iii) of the order of investment in Fourth Series Debentures, the Professional Investor will additionally sign, as per the model contained in Exhibit III of this Issue Indenture, the instrument of transfer of Ninth Issue Debentures, with irrevocable and irreversible authorization addressed to Itaú Corretora de Valores S.A., which is the bookkeeper of the Ninth Issue Debentures, for purposes of transfer of the Ninth Issue Debentures held thereby on the date of signing of the instrument of optional acquisition of said Ninth Issue Debentures on the date on which the latest payment of the entirety of the Fourth Series Debentures occurs (“Acquisition of the Ninth Issue Debentures”).

5.11.    Disclosure

5.11.1.    All acts and decision taken as a result of this Issue that, in any way, encompass interests of the Debenture Holders must be disclosed in the press entities where Issuer usually employs for its publications, as well as Issuer’s website (http://natura.infoinvest.com.br/), it being certain that, in case Issuer changes its disclosure newspaper after the Issue Date, it shall notify Trustee, informing the new vehicle, and disclose, in the previously used newspapers, a notice to the Debenture Holders informing the new medium.

5.12.    Proof of Ownership of the Debentures

5.12.1.    Issuer shall not issue Debenture certificates. For all legal purposes, the ownership of the Debentures shall be proved by the statement of the Debentures deposit account, issued by the Bookkeeping Agent. In addition, for Debentures under the electronic custody of B3 - Cetip UTVM Segment, the statement issued by B3 - Cetip UTVM Segment in the name of the Debenture Holder shall be accepted as ownership evidence.

5.13.    Immunity or Exemption of the Debenture Holders

5.13.1.    If any Debenture Holder is entitled to any kind of tax immunity or exemption, it shall send to the Settlement Bank and Bookkeeping Agent, with copy to Issuer, at least ten (10) Business Days prior to the date set for the receipt of any sums connected to the Debentures, documents proving said tax immunity or exemption, under penalty of having the amounts owed under the tax legislation in force deducted from its profits.

5.13.2.    The Debenture Holder that has submitted the documentation proving its condition of immunity or tax exemption, pursuant to item 5.13.1 above, and that has this condition altered and/or revoked by a normative provision, or because it no longer meets the conditions and requirements that may be prescribed in the applicable legal provision, or, further, that has this condition challenged by a competent judicial, fiscal or regulatory authority, or, further, that has this condition altered and/or revoked for any reason other than those mentioned in this item 5.13.2, shall communicate this fact in detail and in writing to the Bookkeeping Agent and Settlement Bank, with copy to Issuer, as well as provide any additional information in relation to the subject that it is requested thereto by the Bookkeeping Agent and Settlement Bank or by Issuer.

5.13.3.    Even if Issuer has received the documentation referred to in item 5.13.1 above, and as long as it has legal grounds therefor, Issuer has to option to deposit in court or discount any amount related to the Debentures the taxes it understands to be due.

5.14.    Optional Acquisition

5.14.1.    Issuer may, at any time, observing the terms set forth in CVM Rule No. 476, acquire Debentures, subject to the acceptance of the selling debenture holder, observing the provision of paragraph 3 of article 55 of the Corporation Law. The Debentures acquired by Issuer may be canceled, remain in Issuer’s treasury, or be placed back on the market, observing the restrictions imposed by CVM Rule No. 476. The Debentures acquired by Issuer to be held in treasury pursuant to this item, if and when replaced on the market, shall be entitled to the same Compensatory Interest applicable to the other Debentures.

5.15.    Risk Rating

5.15.1.    Standard & Poor’s Ratings do Brasil Ltda. was engaged as credit rating agency of the Debentures (“Credit Rating Agency”). During the effectiveness of the Debentures, Issuer shall maintained the Credit Rating Agency engaged for the annual updating of the risk rating of the Debentures, and, in case of replacement, the procedure set forth in item 8.1, letter (ee) below shall be observed.

CLAUSE VI     EARLY REDEMPTION AND EXTRAORDINARY REPAYMENT

6.1.    Optional Early Redemption

6.1.1.    Issuer may, under the terms and conditions established below, at its sole criterion, and as of the third (3rd) year from the Issue Date, i.e. August 26, 2022, make the optional total early redemption of the Debentures and/or Debentures of each series, as the case may be (“Optional Early Redemption”), considering that partial early optional redemption of the respective Series is prohibited.

6.1.2.    Optional Early Redemption must occur upon (a) publication of a communication addressed to the Debenture Holders and/or the Debenture Holders of each series, as the case may be, in the journals published by Issuer, or, alternatively, (b) individual communication addressed to all Debenture Holders and/or all Debenture Holders of each series, as the case may be, with a copy to Trustee (“Optional Early Redemption Notice”), in both cases, at least three (3) Business Days in advance of the date expected for the actual Optional Early Redemption (“Optional Early Redemption Date”).

6.1.3.    By occasion of the Optional Early Redemption, the Debenture Holder will be eligible to the payment of the Unit Par Value of the respective series or balance of the Unit Par Value of the respective series, as the case may be, added by the respective Compensatory Interests of the respective series, calculated pro rata temporis from the First Date of Subscription and Full Payment of the respective Series or Date of Payment of Compensatory Interest of the respective immediately preceding series, as the case may be, until the date of the effective Optional Early Redemption, as well as Late Payment Charges, if any, added by a redemption premium corresponding to thirty-five hundredths percent (0.35%) to the base year two hundred and fifty-two (252) Business Days (“Redemption Premium”), for the remaining term between the Optional Early Redemption Date and the Maturity Date, on the Unit Par Value of the respective series or on the balance of the Unit Par Value of the respective series to be redeemed, as the case may be, according to the following formula (“Optional Early Redemption Amount”):

PUprêmio = unit amount to be paid to the Debenture Holders within the scope of the Optional Early Redemption;

PUdebênture = Unit Par Value of the First Series Debentures (or the balance of the Unit Par Value of the First Series Debentures), or to the Unit Par Value of the Second Series Debentures (or the balance of the Unit Par Value of the Second Series Debentures), or to the Unit Par Value of the Third Series Debentures (or of the balance of the Unit Par Value of the Third Series Debentures), or to the Unit Par Value of the Fourth Series Debentures (or the balance of the Unit Par Value of the Fourth Series Debentures), as the case may be, added by the First Series Compensatory Interest or the Second Series Compensatory Interest or the Third Series Compensatory Interest or the Fourth Series Compensatory Interest, as the case may be, calculated pro rata temporis, from the First Date of Subscription and Full Payment of the respective series or the Date of Payment of Compensatory Interest for the immediately preceding respective series, as the case may be, until the date of the actual Optional Early Redemption, as well as Late Payment Charges, if any.

Premium = 0.35%; and

Remaining Term = Number of Business Days from the respective date of the Optional Total Early Redemption until the Maturity Date.

6.1.4    The Optional Early Redemption Notice shall state: (a) the Optional Early Redemption Date; (b) that the payment shall correspond to the Optional Early Redemption Amount plus the Redemption Premium; and (c) any other information that may be necessary to implement the Optional Early Redemption.

6.1.5    In the event that the Optional Early Redemption Date coincides with the Date of Payment of Compensatory Interest for the respective series, the Redemption Premium must be calculated based on the Unit Par Value added by the Compensatory Interest for the respective series after the payment of the Compensatory Interest for the respective series, as the case may be.

6.1.6    In the event that the Optional Early Redemption of any Debentures electronic maintained under custody at B3, the respective Optional Early Redemption will also follow the procedures adopted by B3 or, in the event that the Debentures are not under electronic custody at B3, the Optional Early Redemption will be made by deposit to be made by the Settlement Bank in the checking accounts indicated by the Debenture Holders, concurrently with the return of the Debentures by the Debenture Holders.

6.1.7    B3 must be notified by Issuer of the Optional Early Redemption at least three (3) Business Days from the respective date expected for the Optional Early Redemption to be made.

6.1.8.    The date to make the Optional Early Redemption within the scope of this Issue must be a Business Day.

6.2.    Extraordinary Repayment

6.2.1.    Issuer may not carry out the extraordinary repayment of the Debentures.

CLAUSE VII    EARLY MATURITY

7.1.    Observing the provision of Clauses 7.2 and 7.3 below, Trustee shall declare the early maturity of all obligations related to the Debentures and require the payment, by Issuer of the Unit Par Value added by the Compensatory Interest, calculated pro rata temporis from the First Date of Subscription and Full Payment or the Date of Payment of Compensatory Interest immediately before, as the case may be, to the date of the effective payment, and other charges due and not paid up to the early maturity date, calculated as established by the law, in the occurrence of the following situations described below, being each an “Early Maturity Event”:

(a)    non-compliance, by Issuer, of any non-pecuniary obligation provided for in this Issue Indenture, as long as it is not remedied within ten (10) consecutive days from the date of its knowledge or the date of receipt, by Issuer, of a notice to that effect to be sent by Trustee, whichever occurs first, provided that, for obligations that have a specific remedy period, said 10-day period will not apply;

(b)    non-compliance, by Issuer, with any monetary obligation related to the Issue and/or to the Debentures, as long as it is not remedied within two (2) Business Days from the respective original maturity date;

(c)    non-renewal, cancellation, revocation or suspension of the authorizations and licenses, including the environmental ones, for the regular exercise of the activities developed by Issuer and/or by any of its Relevant Subsidiaries (as defined below), the lack thereof results in a Material Adverse Effect (as defined below), unless, within thirty (30) consecutive days from the date of said non-renewal, cancellation, revocation or suspension, Issuer proves to the Debenture Holders, represented by Trustee, the existence of a judicial or administrative order authorizing the continuity of the activities of Issuer or of its Relevant Subsidiaries, as the case may be, or suspending the effects of said act until the renewal or obtaining of said license or authorization;

(d)    filing for judicial reorganization or the submission of a request of negotiation of extrajudicial reorganization plan, to any creditor or class of creditors, made by Issuer or by any of its controlled companies;

(e)    the filing or lodging against Issuer of proceedings aiming at the judicial reorganization or extrajudicial reorganization, and such proceedings or motion is not be extinguished or suspended within fifteen (15) consecutive days from its filing or, regarding the Relevant Subsidiaries, the granting of judicial reorganization or the ratification of extrajudicial reorganization;

(f)    extinction, liquidation, winding-up, request of self-bankruptcy, request of bankruptcy not dismissed within the legal term or decreeing of bankruptcy of Issuer and/or of any of its controlled companies;

(g)    change in the corporate nature of Issuer, including the change of Issuer to a limited liability company, pursuant to articles 220 to 222 of the Corporation Law;

(h)    failure to comply with any final and unappealable decision against Issuer and/or any of its Relevant Subsidiaries, in an individual or aggregate amount greater than the amount equivalent in Reais to fifty million Reais (BRL 50,000,000.00), or the corresponding amount in other currencies, consecutive within fifteen (15) days from the date set for payment or within a shorter term, if so defined in said decision;

(i)    conduct of Issuer’s capital decrease, after the Issue Date, with no consent from the Debenture Holders representing two-thirds (2/3) of the Outstanding Debentures, gathered at a General Debenture Holders Meeting, except for a capital decrease to absorb losses, pursuant to article 173 of the Corporation Law;

(j)    default, not remedied within the respective remedy period, or early maturity of any financial obligations to which Issuer and/or any of its Relevant Subsidiaries are subject, in the domestic or international market, in an individual or aggregate amount equal to or greater than sixty million Reais (BRL 60,000,000.00), or its corresponding amount in other currencies;

(k)    protest of credit instruments against Issuer and/or any of its Relevant Subsidiaries in an individual or aggregate amount equal to or greater than fifty million Reais (BRL 50,000,000.00), or the corresponding amount in other currencies, for which payment Issuer or any of its Relevant Subsidiaries is responsible, unless, within twenty (20) Business Days from said protest, it is validly proved to Trustee by Issuer that: (i) the protest was made by mistake or in bad faith by a third party; (ii) the protest was canceled or preliminarily suspended; or, further, (iii) bonds were posted in court;

(l)    transfer or any form of assignment or promise of assignment to a third party by Issuer, of the obligations assumed in the Issue Indenture, without the consent of the Debenture Holders representing two-thirds (2/3) of the Outstanding Debentures, gathered at a General Debenture Holders Meeting;

(m)    change in the direct or indirect share control of Issuer that results in (i) the substitution of at least two-thirds (2/3) of the members of the board of officers or of the board of directors of Issuer without the consent of the Debenture Holders representing two-third (2/3) of the Outstanding Debentures, gathered at a General Debenture Holders Meeting; or (ii) the lowering of the risk rating assigned to Issuer at the time of the change to the share control;

(n)    merger, including merger of shares,, of Issuer with any third party or conduct, by Issuer, of consolidation, spin-off or other form of corporate reorganization involving Issuer, except if: (i) said events occur within Issuer’s economic group; or (ii) upon previous consent of Debenture Holders representing two-thirds (2/3) of the Outstanding Debentures, gathered at a General Debenture Holders Meeting, or exclusively in case of merger, spin-off or consolidation, if it is ensured to the Debenture Holders that so wishes, during the minimum term of six (6) months from the date of the publication of the minutes of the Meeting related to the corporate reorganization transaction, the redemption of the Debentures they hold, pursuant to article 231 of the Corporation Law;

(o)    payment of dividends, of interest on net equity or of any other participation in the profits set forth in Issuer’s bylaws, if Issuer is in default regarding its monetary obligations in this Issue Indenture, observing any remedy periods, except for the payment of the mandatory minimum dividend set forth in article 202 of the Corporation Law;

(p)    change or amendment to the corporate purpose of Issuer that materially changes the activities performed by Issuer on the Issue Date, unless upon prior consent of the Debenture Holders representing two-thirds (2/3) of the Outstanding Debentures, gathered at a General Debenture Holders Meeting;

(q)    proof of untruthfulness, inaccuracy or inconsistency of any statement made by Issuer in this Issue Indenture that results in a Material Adverse Effect, and provided that, exclusively in case of inaccuracy or inconsistency, it is not remedied by Issuer within thirty (30) consecutive days from its verification; or

(r) non-compliance, by Issuer, with the financial index resulting from the division of the Net Debt (as defined below) by EBITDA (as defined below) (“Financial Index”), which shall be equal to or lower to that established in the table below, to be calculated every semester by Issuer, and verified by Trustee on the dates of disclosure of the consolidated and audited financial statements or of the consolidated and audited quarterly information, as applicable, of Issuer regarding the last ended twelve (12) months ending on the dates described below:

Reference Dates for the calculation of the Financial Index	Financial Index
December 31, 2019	three point twenty-five (3.25)
June 30, 2020	three point twenty-five (3.25)
December 31, 2020	three (3.00)
June 30, 2021	three (3.00)
December 31, 2021	three (3.00)
June 30, 2022	three (3.00)
December 31, 2022	three point five (3.50)
June 30, 2023	three point five (3.50)
December 31, 2023	three point five (3.50)
June 30, 2024	three point five (3.50)

(i)     for the calculation of the Financial Index above, the following definitions apply, according to the audited financial statements of Issuer: (a) “Net Debt” means, on consolidated basis, the sum of the balances of the debts of Issuer, including debts of Issuer before individuals and/or legal entities, such as third-party loans, borrowings and financings, issue of fixed income instruments, convertible or not, in the local and/or international markets, and obligations regarding the payment in installments of taxes and/or fees; minus the cash availabilities, Leasing (as defined below) and Hedge Adjustments (as defined below); (b) “Leasing” means the amount assigned to such definition in the “Performance Comments” of Issuer, ancillary to the financial statements; (c) “Hedge Adjustments” means the amount assigned to such definition in the “Performance Comments” of Issuer, ancillary to the financial statements; and (d) “EBITDA” means, on a consolidated basis, gross profit, deducted from operating expenses, excluding depreciation and repayment, added by other operating revenues or expenses, as the case may be, throughout the last four (4) quarters covered by the most recent consolidated financial statements made available by Issuer, prepared according to the generally-accepted accounting principles in Brazil.

7.1.1.    For purposes of this Issue Indenture: (i) “Material Adverse Effect” means any event that has a material negative impact in the financial and economic conditions of Issuer and that affects its capacity to comply with the monetary obligations set forth in this Issue Indenture; and (ii) “Relevant Subsidiaries” means any company: (a) in which Issuer holds, directly or indirectly, over fifty percent (50%) of its share capital, and (b) the gross revenue of which represents ten percent (10%) or more of the consolidated gross revenue of Issuer.

7.2.    The occurrence of any of the events indicated in letters (b), (d), (e), (f), (g), (i), (l), (o) of item 7.1 above shall cause the automatic early maturity of the Debentures; regardless of any consultation to the Debenture Holders, of notification or judicial or extrajudicial notice, and Trustee shall, however, immediately send to Issuer a written communication informing the knowledge of such occurrence.

7.3.    In case of occurrence of the events set forth in the letters of item 7.1 not listed in item 7.2 above, Trustee shall call a General First Series Debenture Holders Meeting, General Second Series Debenture Holders Meeting, General Third Series Debenture Holders Meeting and General Fourth Series Debenture Holders Meeting, within two (2) Business Days from the date when it becomes aware of said event or it is so informed by the Debentures holders, in order to resolve on any non-declaration of the early maturity of the First Series Debentures, of the Second Series Debentures, of the Third Series Debentures and of the General Fourth Series Debenture Holders Meeting, as the case may be, observing the call procedure set forth in Clause X below and the specific quorum established in item 7.3.1 below. The General Debenture Holders Meetings set forth in this Clause may also be called by Issuer, or as per item 10.2 below.

7.3.1.    The General Debenture Holders Meetings dealt with in item 7.3 above, which will be convened observing the quorum set forth in item 10.3 of this Issue Indenture, may choose, whether on first call by resolution of the First Series Debenture Holders, the Second Series Debenture Holders or the Third Series Debenture Holders, as the case may be, that represent at least two-thirds (2/3) of the Outstanding First Series Debentures, two-thirds (2/3) of the Outstanding Second Series Debentures, two-thirds (2/3) of the Outstanding Third Series Debentures or two-thirds (2/3) of the Outstanding Fourth Series

Debentures, as the case may be, for not declaring the early maturity of the Debenture they hold.

7.3.2.    If (i) the General First Series Debenture Holders Meeting, the General Second Series Debenture Holders Meeting, the General Third Series Debenture Holders Meeting or the General Fourth Series Debenture Holders Meeting mentioned in item 7.3 is not convened due to lack of quorum, or (ii) the exercise of the option set forth in item 7.3.1 above is not approved by the minimum resolution quorum, it shall be interpreted by Trustee as an option of the First Series Debenture Holders, the Second Series Debenture Holders, the Third Series Debenture Holders or the General Fourth Series Debenture Holders Meeting, as the case may be, to declare the early maturity of the Debentures they hold.

7.4.    In the event of early maturity of the First Series Debentures, the Second Series Debentures, the Third Series Debentures or the Fourth Series Debentures, as the case may be, by Trustee, it shall be immediately notify Issuer, which undertakes to pay the Unit Par Value of the Debentures added by the respective Compensatory Interest, calculated pro rata temporis from the First Date of Subscription and Full Payment or from the Date of Payment of Compensatory Interest immediately before, as the case may be, due until the date of the effective payment of the First Series Debentures, the Second Series Debentures, the Third Series Debentures or the Fourth Series Debentures, as the case may be, added by the amounts due as Late Payment Charges set forth in this Issue Indenture, from the date of the effective default, in the cases of events of non-compliance with monetary obligations, as well as any other amounts that may be due by Issuer pursuant to this Issue Indenture.

7.5.    The payment of the amounts mentioned in item 7.4 above, as well as of any other amounts that may be due by Issuer pursuant to this Issue Indenture, shall be made within five (5) Business Days from (i) the date of receipt of the notice on the automatic early maturity of the Debentures, as described above; (ii) the date on which the General First Series Debenture Holders Meeting, the General Second Series Debenture Holders Meeting, the General Third Series Debenture Holders Meeting or the General Fourth Series Debenture Holders Meeting was held, as the case may be, where the option set forth in item 7.3.1 was not exercised, or (iii) the date on which the General First Series Debenture Holders Meeting, the General Second Series Debenture Holders Meeting, the General Third Series Debenture Holders Meeting or the General Fourth Series Debenture Holders Meeting was held, as the case may be, should have occurred, as established in item 7.3.2 of this Issue Indenture, as the case may be under the penalty of, by not doing so, being further required to pay the Late Payment Charges set forth in this Issue Indenture.

CLAUSE VIII ADDITIONAL OBLIGATIONS OF ISSUER

8.1.    Issuer assumes the following obligations:

(a)    to supply to Trustee:

(i)    within ninety (90) consecutive days from the date of the end of the each fiscal year, (a) copy of its consolidated and audited financial statements, related to the respective fiscal year, prepared in accordance with the generally accepted accounting principles in Brazil, accompanied by the report of the management and by the opinion of the independent auditors, if they are not available in CVM’s website or in Issuer’s website; and (b) declaration signed by legal representatives with powers to do so, certifying that: (1) the provisions contained in the Issue Indenture remain valid; (2) there was no Event of Early Maturity Event as set forth in Clause 7.1 of this Issue Indenture, and there is no default of the obligations of Issuer before Debenture Holders and Trustee set forth in this Issue Indenture, observing any remedy periods; and (3) no acts in disagreement with the bylaws of Issuer were practiced;

(ii)    within ninety (90) days from the date of the end of the first fiscal semester, (a) copy of its consolidated and reviewed financial statements, related to the respective fiscal semester, prepared in accordance with the generally accepted accounting principles in Brazil, accompanied by the report of the management and by the opinion of the independent auditors, if they are not available in CVM’s website or in Issuer’s website;

(iii)    within five (5) Business Days from the date of availability of the financial statements referred to in items (i) and (ii) above, with the demonstration of the calculation of the Financial Index made by Issuer containing all items necessary to the verification of the Financial Index, under penalty of impossibility of said Financial Index being followed by Trustee, which can request from Issuer and/or the independent auditors of Issuer all the additional clarifications that may be necessary;

(iv)    within at most five (5) consecutive days from the receipt of the request, any material clarification within the scope of the Issue that may be requested thereto, in writing, by Trustee in relation to Issuer or, further, in the interest of Debenture Holders, to the extent that: (a) such information does not have a commercial and strategic nature and does not result from confidentiality obligations assumed by Issuer before third parties or (b) the provision of such information is not prohibited by the legislation or regulation to which Issuer or its economic group are subject. Extraordinarily, in an urgency manner and to defend the legitimate interests of the Debenture Holders, including to verify the occurrence of an Early Maturity Event, Trustee may set forth another term to comply with its requests; and

(v)    copy of the notices to Debenture Holders, of material facts, as defined in CVM Rule No. 358, of January 3, 2002, as amended (“CVM Rule No. 358”), as well as minutes of the general Meetings and of the meetings of the board of directors of Issuer, as applicable, which, in any way, involve interest of Debenture Holders, within five (5) Business Days from the date of publication or, if they are not published, from the date they occurred;

(b)    to convene, pursuant to Clause X below, a General Debenture Holders Meeting to deliberate on any matter directly or indirectly related to this Issue, in case Trustee has to do so in accordance with this Issue Indenture, but fails to do so.

(c)    to inform Trustee, within two (2) Business Days from the knowledge by Issuer, on the occurrence of any of the situations of early maturity set forth in item 7 of this Issue Indenture;

(d)    to comply with all determinations issued by CVM, including by sending documents, and also providing the information requested therefrom;

(e)    not to perform transactions foreign to its corporate purpose, with due regard to the provisions of the bylaws and to the legal and regulatory rules in force;

(f)    to notify, within five (5) Business Days from the knowledge by Issuer, Trustee on any change in the financial, economic, commercial, operational, regulatory or corporate conditions or in the businesses of Issuer, which (i) causes a Material Adverse Effect; or (ii) causes the financial statements or information provided by Issuer to no longer reflect the actual financial conditions of Issuer;

(g)    to communicate, within two (2) Business Days from the knowledge by Issuer, to Trustee, the occurrence of any event or situation of which it is aware and which may affect in a negative manner its ability to timely comply with the main and ancillary obligations, in whole or in part, assumed pursuant to this Issue Indenture;

(h)    not to practice any act in disagreement with the bylaws and this Issue Indenture, in particular those that may directly or indirectly compromise the timely and full compliance with the main and ancillary obligations assumed before Debenture Holders, pursuant to this Issue Indenture;

(i)    to comply with all main and ancillary obligations assumed pursuant to this Issue Indenture, including regarding the allocation of the funds raised through the Issue;

(j)    to maintain engaged during the effectiveness of the Debentures, at its costs, the Settlement Bank, the Bookkeeping Agent, Trustee and the negotiation system in the secondary market through CETIP21;

(k)    to pay any taxes, charges, fees or expenses that levy or may be levied on the Issue and that are the responsibility of Issuer;

(l)    to pay all expenses provenly incurred by Trustee, as long as previously approved by Issuer, that may be necessary in order to protect the rights and interests of Debenture Holders or to realize its credits, including attorney’s fees and other expenses and costs incurred by virtue of the collection of any given amount owed to Debenture Holders pursuant to this Issue Indenture;

(m)    to obtain and maintain valid and in force, during the term of effectiveness of the Debentures, licenses, permits, grants, studies, certificates and authorizations, as applicable, for the good operation of Issuer’s businesses, other than those the absence of which does not result in a Material Adverse Effect, undertaking to adopt the preventive and recovery measures and actions, intended to avoid and correct any environmental damage found, resulting from the activity described in its corporate purpose and being liable only and exclusively for the allocation of the financial funds that it may obtain with the Restricted Offer;

(n)    to prepare year-end financial statements and, as the case may be, consolidated statements, in conformity with the Corporation Law and with the rules enacted by CVM;

(o)    to observe the provisions of CVM Rule No. 476 and CVM Rule No. 358 regarding the duty of secrecy and prohibitions to the negotiation, as well as to disclose in its page in the worldwide web the occurrence of material fact, as defined by article 2 of

CVM Rule No. 358 and by article 17, item VI, of CVM Rule No. 476, immediately informing the Bookrunners and Trustee;

(p)    to submit its financial statements to auditing by an independent auditor registered with CVM;

(q)    to disclose its financial statements, accompanied by explanatory notes and opinion of the independent auditors, in its page in the worldwide web, within three (3) months from the end of the fiscal year, and to maintain such financial statements in its page in the worldwide web for at least three (3) years from its availability pursuant to article 17, items III and IV, of CVM Rule No. 476;

(r)    to provide all the information that may be requested by CVM or by B3 - Cetip UTVM Segment;

(s)    to maintain valid and in good standing, until the date of full payment of the Debentures presented in this Issue Indenture, where applicable;

(t)    to maintain updated before CVM the record of the opened company;

(u)    to maintain its accounting books updated and carry out the respective registrations in accordance with the generally accepted accounting principles in Brazil;

(v)    provide clarifications to the Debenture Holders and Trustee within the maximum term of ten (10) calendar days from the respective request, or in a smaller term, if so determined by the relevant authority, on the infraction notices carried out by governmental authorities or a fiscal, environmental or competition nature, among others, in relation to Issuer, that result in a Material Adverse Effect;

(w)    to comply with the environmental legislation regarding the National Environmental Policy, the Resolutions of CONAMA - National Environmental Council - and the other labor and supplementary environmental legislation and regulations in force, including those related to the occupational safety and health defined in the regulatory rules of the Special Department of Social Security and Labor of the Ministry of Economy and of the Human Rights Office of the Presidency of the Republic, adopting the preventive or recovery measures and actions intended to avoid and correct any damage to the environment and to its workers as a result of the activities described in its corporate purpose, except in cases where, in good faith, Issuer is discussing its application in the courts and/or before the competent authority. Issuer further undertakes to conduct all diligences required for this activity, preserving the environment and complying with the determinations of the municipal, state, district and federal bodies that may alternatively legislate or regulate the environmental rules in force, except in cases where, in good faith, Issuer is discussing its application in the courts and/or before the competent authority;

(x)    to notify Trustee within two (2) Business Days of the convening, by Issuer, of any General Debenture Holders Meeting;

(y)    to attend the General Debenture Holders Meeting, whenever requested;

(z)    to comply with the laws, regulations, administrative rules and determinations of governmental bodies, agencies, courts or tribunals, applicable to the conduct of its business, except by those challenged in good faith at the administrative and/or judicial spheres;

(aa)    to send to B3 - Cetip UTVM Segment: (i) the information disclosed at the worldwide web set forth in letters (o) and (q) above; (ii) documents and information required by that entity within the term requested;

(bb)    to refrain from adopting practices of work similar to slavery and illegal work of children and adolescents in the performance of its activities;

(cc)    to inform and send the organizational chart, all financial data and corporate acts necessary to prepare the annual report, pursuant to CVM Rule No. 583, that may be requested by Trustee, which must be duly sent by Issuer within thirty (30) days prior to the end of the term for availability at CVM. The referred organizational chart of Issuer’s corporate group must also contain controlling companies, controlled companies, common control, affiliates, and companies in a control block, at the end of each fiscal year;

(dd)    to comply with any domestic or foreign law or regulation, in force in the jurisdictions where Issuer has a branch or where its Relevant Subsidiaries have their headquarters, against corruption practices or acts harmful to the public administration, as applicable (“ Anticorruption Laws”), undertaking to maintain or establish policies and procedures that ensure full compliance with Anticorruption Laws, and to provide full knowledge of such rules to all of their respective employees, as well as to communicate to Trustee if it becomes aware of any act or fact that violates the Anticorruption Laws; and

(ee)    to maintain engaged the Credit Rating Agency, to carry out the risk rating of the Debentures of this Issue, as well as to (a) annually update the risk rating of the Debentures, until the Maturity Date; (b) disclose or allow that the credit rating agency fully disclose to the market the report with the summaries of the risk rating; (c) deliver to Trustee the risk rating reports prepared by the credit rating agency within five (5) Business Days from the date of its receipt by Issuer; and (d) communicate to Trustee, within three (3) Business Days, any change and the commencement of any review process of the risk rating; it being certain that, in case the credit rating agency engaged ceases its activities in Brazil or, for any reason, is or becomes prevented from issuing the risk rating of the Debentures, Issuer shall (i) engage another credit rating agency without the need for approval of the Debenture Holders, it being sufficient to notify Trustee, provided that such credit rating agency is Moody’s Latin America, Standard & Poor’s Ratings do Brasil Ltda. or Fitch Ratings; or (ii) notify Trustee within one (1) Business Day and call the General Debenture Holders Meeting, so that they define the substitute credit rating agency. and

(ff)    sent the original copy of the acts and meetings of the Debenture Holders that are part of the Issue and are filed with JUCESP to Trustee.

8.2.    Issuer hereby undertakes, on an irrevocable and irreversible basis, to ensure the transactions it practices within the scope of B3 - Cetip UTVM Segment are always supported by good market practices, with full and perfect observance of the rules applicable to the matter, exempting Trustee from any and all liability for claims, losses and damages, loss of profits and/or incidental damages to which the failure to observe such rules gives cause, provided that they have provenly not been generated by the action or omission of Trustee.

CLAUSE IX TRUSTEE

9.1.    Appointment

9.1.1.    Issuer hereby constitutes and appoints as Trustee of the Debenture Holders of this Issue Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., identified in the preamble of this Issue Indenture, which hereby accepts the appointment to, pursuant to the law and to this Issue Indenture, represent the group of Debenture Holders.

9.1.2.    Trustee hereby represents that it has verified the truthfulness of the information included in this Issue Indenture and that it has made diligences in order to remedy the omissions, failures or defects of which it has become aware.

9.2    Trustee’s Compensation

9.2.1.    An annual compensation corresponding to eleven thousand and five hundred Reais (BRL 11,500.00), where the first installment will be due 5 days from the date of execution of this Issue Indenture and the other annual installments on the 15th day of the same month of issue of the first invoice in the subsequent years, will be owed by Issuer to Trustee, as fees for the performance of the duties and attributions incumbent thereupon, pursuant to the law and to this Issue Indenture. The first installment shall be owed even if the Issue is not settled, for structuring and implementation services.

9.2.2.    The installments mentioned in items 9.2.1 and 9.2.3 above will be adjusted by the National Extended Consumer Price Index - IPCA, disclosed by the Brazilian Geography and Statistics Institute or, in its absence, by the index that may replace it, from the date of the first payment to the following payment dates, calculated pro rata die, if necessary.

9.2.3.    If it is necessary to amend legal instruments related to the issue, Trustee shall be owed an additional compensation equivalent to five hundred Reais (BRL 500.00) per man-hour dedicated to the activities related to the Issue, to be paid within five (5) days after proof of delivery, by Trustee to Issuer, of an “Hours Report”.

9.2.4.    In case of default on the payment of any amount due, the debts in arrears shall be subject to a contractual fine of two per cent (2%) on the debt amount, as well as to default interest of one per cent (1%) per month. The amount of the debt in arrears shall be subject to monetary adjustment according to the IPCA (General Market Price Index), applicable from the default date until the date of the effective payment, calculated pro rata die.

9.2.5.    The compensation does not include expenses considered necessary to the exercise of the role of Trustee, during the implementation or effectiveness of the service, which will be covered by Issuer, pursuant to item 9.6.1 below.

9.2.6.    The installments mentioned in item 9.2.1 above will be added by the following taxes: ISS (Tax on Services of Any Nature), PIS (Contribution to the Social Integration Program), COFINS (Social Security Financing Contribution) and any other tax that may be levied on the compensation of Trustee, except for IR (Income Tax), at the tax rates in force at each payment date.

9.2.7.    The compensation set forth in this clause will be due even after the maturity of the Debentures, if Trustee is still collecting the defaults not remedied by Issuer, compensation that will be calculated proportionally to the months of work of Trustee.

9.3    Replacement

9.3.1.    In the event of absence, temporary impediment, waiver, intervention, judicial or extrajudicial liquidation, bankruptcy, or any other event of vacancy of Trustee, a General Debenture Holders Meeting shall be held within a maximum term of thirty (30) days from the event causing such vacancy, in order to choose the new Trustee, which may be called by Trustee to be replaced, Issuer, Debenture Holders representing at least ten percent (10%) of the Outstanding Debentures, or by CVM. In case the meeting is not convened within fifteen (15) days prior to the end of the aforementioned term, it shall be incumbent upon Issuer to perform it, it being certain that CVM may appoint a provisional substitute, for as long as the process of choice of the new trustee is not consummated.

9.3.2.    The compensation of the new trustee will be the same as already set forth in this Issue Indenture, unless another one is negotiated with Issuer.

9.3.3.    In the event that Trustee is prevented from continuing to perform its duties due to circumstances supervening this Issue Indenture, it shall promptly inform the fact to Issuer and to Debenture Holders, by calling a General Debenture Holders Meeting, requesting its replacement.

9.3.4.    Debenture Holders may, after the end of the term for the distribution of the Debentures in the market, replace Trustee and indicate its substitute, in a General Debenture Holders Meeting specially called for that end, observing the provision of item 9.3.2 above.

9.3.5.    The replacement of Trustee shall be informed to CVM within seven (7) Business Days from the date of the filing mentioned in item 9.3.6 below.

9.3.6.    The permanent replacement of Trustee shall be object of an amendment to this Issue Indenture, which shall be filed at JUCESP, as per item 3.4.1 of this Issue Indenture.

9.3.7.    Trustee shall be vested in its functions from the date of the execution of this Issue Indenture or, in case of a substitute trustee, at the date of the execution of the corresponding amendment to the Issue Indenture, and it shall remain in the exercise of its functions until its effective replacement or until the full payment of the outstanding balance of the Debentures, whichever occurs first.

9.3.8.    The rules and provisions in this regard enacted by act(s) of CVM shall apply to the cases of replacement of Trustee.

9.4.    Duties of Trustee

9.4.1.    In addition to other duties set forth in law, in CVM’s normative rule or in this Issue Indenture, Trustee has the following duties and attributions:

(i)    exercise its activities in good faith, transparency and loyalty toward the Debenture Holders;

(ii)    protect the rights and interests of the Debenture Holders, employing, in the exercise of their duty, the care and thoroughness that every active and honest man usually employees in the management of their own assets;

(iii)    resign from office in the event of supervening conflicts of interest or of any other type of disqualification, and immediately call a General Debenture Holders Meeting to resolve on their own replacement;

(iv)    take full responsibility for the contracted services, under the legislation in force;

(v)    safeguard the documentation related to the exercise of their duties;

(vi)    verify, upon accepting office, the truthfulness of the information contained in this Issue Indenture, taking all necessary steps to cause any omissions, flaws, or defects of which they becomes aware, to be cured;

(vii)    cause, along with Issuer, that this Issue Indenture and its respective amendments be registered with the relevant bodies, adopting, in case of omission of Issuer, the measures that may be set forth in law;

(viii)    monitor the provision of the periodical information, warning the Debenture Holders; in the annual report mentioned in item(xiii) below, of any inconsistencies or omissions of which they may be aware;

(ix)    request, when deeming necessary, update certificates from state civil distributors (including bankruptcy, judicial reorganization and tax enforcement actions), federal distributions, from the Public Treasury Courts, Protest Offices. Labor Courts and the Public Treasury Attorney Office of the courts of the city where Issuer’s main offices are located or the domicile of Issuer, as well as any other judicial districts where Issuer may carry out its activities;

(x)    whenever necessary, to request an independent audit on Issuer;

(xi)    call, when necessary, a General Debenture Holders Meeting, in accordance with this Issue Indenture;

(xii)    attend the General Debenture Holders Meeting in order to provide any information requested thereto;

(xiii)    create a report intended for the Debenture Holders, pursuant to the provisions in article 68, paragraph 1, line “(b)”, of the Corporation Law and of article 15 of CVM Rule

No. 583, of December 20, 2016, as amended (“CVM Rule No. 583”), which shall contain at least the following information:

(a)    compliance by Issuer with its obligations to provide periodical information indicating any inconsistencies or omissions of which it may become aware;

(b)    changes to the bylaws occurred in the period with material effects on the Debenture Holders;

(c)    comments on Issuer’s economic, financial and capital structure indicators related to contractual clauses designed to protect the interest of the holders of securities and that establish conditions that should not be breached by Issuer;

(d)    number of issued Debentures, number of Outstanding Debentures and canceled balance for the period;

(e)    redemption, amortization, renegotiation and payment of interest of the Debentures realized in the period;

(f)    allocation of the funds raised by means of the Issue, according to information provided by Issuer;

(g)    compliance with other obligations undertaken by Issuer in this Issue Indenture;

(h)    statement on the absence of a conflict of interest situation that would prevent Trustee from continuing to exercise such duties; and

(i)    existence of other issues of securities, whether public or private, made by Issuer, by an affiliate, controlled company, controlling company or a company that is a member of the same group as Issuer’s, in which it has acted as a trustee in the same period , as well as the following data on such issues, (1) name of the offering company; (2) number of issued Securities; (3) issue amount; (4) type and guarantees involved; (5) maturity and interest rate; and (6) pecuniary default in the period;

(xiv)    make available the report mentioned in item (xiii) above on its website, within no longer than four (4) months, counted as of the end of Issuer’s fiscal year;

(xv)    maintain up to date the list of Debenture Holders and their addresses, including by means of request of information made to Issuer, to the Bookkeeping Agent and B3 - Cetip UTVM Segment, it being certain that for purposes of complying with the provisions of this item, Issuer and the Debenture Holders, as soon as they subscribe, pay up or acquire the Debentures hereby expressly authorize the Bookkeeping Agent and B3 - Cetip UTVM Segment to disclose, at any time, the position of the Debentures, as well as the list of Debenture Holders;

(xvi)    oversee the compliance with the clauses included in this Issue Indenture, especially those imposing positive and negative covenants;

(xvii)    communicate to the Debenture Holders any default, by Issuer, of financial obligations undertaken in this Issue Indenture, including those Clauses intended to protect the interest of the Debenture Holders and that establish conditions that must not be violated by Issuer, indicating the consequences for the Debenture Holders and the measures it intends to take with respect to the matter, within seven (7) Business Days counted as of awareness, by Trustee, of the default;

(xviii)    render an opinion on the sufficiency of the information provided in the proposals of changes to the conditions of the Debentures;

(xix)    monitor with the Bookkeeping Agent on each payment date, the full and timely payment of the amounts owed, as set out in this Issue Indenture;

(xx)    disclose the information referred to in letter “(i)” of item “(xiii)” above on its website, as soon as it has knowledge thereof;

(xxx)    make the unit value of the Debentures available on a daily basis to the Debenture Holders and the market participants, through its assistance center and/or its website. and

(xxii)    monitor compliance, by Issuer, of the updated maintenance, as least yearly and up to the Maturity Date of the Debentures, of the risk rating report on the Debentures.

9.5.    Specific Powers and Duties

9.5.1.    In case of default of any of the conditions of the Issue, Trustee must use any and all measures set forth in law or herein to protect rights or defend the interests of the Debenture Holders, as set forth in article 12 of CVM Rule No. 583.

9.5.2.    Trustee shall not issue any kind of opinion or make any kind of judgment regarding the guidance about any fact of the Issue which is Debenture Holders’ responsibility to define, undertaking only to act in accordance to the Debenture Holders’ instructions provided by the Debenture Holders. In this regard, Trustee shall not have any responsibility related to the result or the legal effects arising from the strict compliance with the Debenture Holders’ guidance provided to such Trustee and reproduced to Issuer, regardless of any damages that may be caused thereby to the Debenture Holders or to Issuer. Trustee’s operation is limited to the scope of CVM Rule No. 583 and the applicable articles of the . Corporation Law, being exempt, in any form or under any context, from any additional responsibility that has not arisen from the applicable legislation.

9.5.3.    Without prejudice to the diligence duty of Trustee, Trustee shall assume that the original documents or certified copies of the documents provided by Issuer or by third parties at the request thereof were not contemplated by fraud or forgery. Trustee shall not, under any circumstances, be responsible for the creation of corporate documents of Issuer, with Issuer remaining with a legal and regulatory obligation to create them, pursuant to the applicable legislation.

9.5.4.    Trustee shall be responsible for verifying, upon acceptance of the duties, the veracity, completeness of the technical and financial information included in any documents that may be sent thereto with the purpose of informing, complementing, clarifying, rectifying or ratifying the information contained in this Issue Indenture, ensuring any omissions, flaws or defects of which Trustee may learn are cured, pursuant to the provisions of item V of article 11 of CVM Rule No. 583.

9.5.5.    Any acts or pronouncements on the part of Trustee that create a liability for the Debenture Holders and/or hold third parties harmless from obligations toward them, as well as those related to due compliance with the obligations undertaken herein, may only be valid when previously resolved upon at a General Debenture Holders Meeting by the quorum set out in Clause 9.6 below, unless otherwise set out in this Issue Indenture.

9.6.    Expenses

9.6.1.    Issuer shall reimburse Trustee for all reasonable and usual expenses in which it has provenly incurred so as to protect the rights and interests of Debenture Holders or to realize its credits, upon payment of the respective invoices along with a copy of the respective receipts, directly issued on behalf of Issuer or by means of reimbursement, it being certain that such expenses must, where possible, be previously approved by Issuer.

9.6.2.    The reimbursement to which this item 9.6 refers shall be carried out on the first Thursday after fifteen (15) days as of the performance of the respective issue of the invoice or request for reimbursement requested to Issuer.

9.6.3.    In case of noncompliance on the part of Issuer, all expenses in which Trustee incurs to protect the interests of the Debenture Holders shall be, where possible, approved in advance and advanced by the Debenture Holders and, subsequently, reimbursed by Issuer upon receipt. Such expenses include expenditure with Reasonable Attorney’s Fees, including of third parties, deposits, court costs and fees related to actions filed by Trustee, provided that they are related to the solution of the default, as representative of the Debenture Holders. Any expenses, deposits and court costs arising from the loss of suit in court actions shall be equally borne by the Debenture Holders, as well as the remuneration and reimbursable expenses of Trustee, in case Issuer remains in default in relation to their payment for a period longer than thirty (30) consecutive days, and Trustee may request a guarantee from the Debenture Holders to cover the risk loss of suit expenses, it being incumbent on the Debenture Holders to resolve upon such matters, at a General Debenture Holders Meeting. For purposes of this Issue Indenture, “Reasonable Attorney’s Fees” means any attorney’s fees arising from the hiring of a law firm by Trustee, it being certain that the law firm to be hired will be the one the presents the lowest quotation, among three (3) renowned law firms chosen by Trustee.

9.6.4.    Trustee, however, is hereby aware and agrees with the risk of not having such expenses previously approved and/or reimbursed by Issuer or by the Debenture Holders, as the case may be, in case they have been carried out against (i) criteria of common sense and reasonableness generally accepted in commercial relationships of this type or (ii) the fiduciary duty that is inherent thereto.

9.6.5.    The expenses referred to in this item 9.6 shall include those incurred with:

(i)    the publication of reports, notices and communications, as provided for in this Issue Indenture, and others that may be required based on applicable regulations;

(ii)    collection of certificates and expenses with notary public and mail when necessary for the performance of Trustee’s duties;

(iii)    photocopies, scanning, submission of documents;

(iv)    costs incurred with telephone calls related to the issue;

(v)    transfer between the Federation States and respective accommodation, transportation and food, when necessary for the performance of the duties; and

(vi)    any additional, special or expert surveys that may become crucial, in case of omissions and/or obscure points in the information pertaining to the strict interests of the Debenture Holders.

9.6.6.    Trustee’s credit for previously approved expenses, where possible, which it has made so as to protect rights and interests or realize credits of Debenture Holders, which has not been paid off as described in items 9.6.1 and 9.6.2 above, shall be added to Issuer’s debt, with the latter having preference in the order of payment, pursuant to the provisions of paragraph 5 of article 68 of the Corporation Law.

9.7.    Trustee’s Representations

9.7.1.    Trustee, appointed in this Issue Indenture, represents, under the penalties of the law:

(i)    that it has not legal impediment, pursuant to paragraph 3 of article 66, of the Corporation Law, to exercise the duty bestowed thereupon;

(ii)    it accepts the duties attributed to it herein, and assumes all duties and attributions set forth in the specific legislation and in this Issue Indenture;

(iii)    fully accepts this Issue Indenture, all its clauses and conditions;

(iv)    it has no connection with Issuer that could prevent it from performing its duties;

(v)    it is aware of the applicable regulations enacted by the Central Bank of Brazil and the CVM;

(vi)    it is duly authorized to enter into this Issue Indenture and comply with its obligations set out herein, having met all legal and bylaws requirements for such purpose;

(vii)    it is not included in any of the events of conflict of interests set forth in article 6 of CVM Rule No. 583;

(viii)    it is duly qualified to act as a trustee, according to the applicable regulations in force;

(ix)    this Issue Indenture constitutes a legal, valid, binding, and effective obligation of Trustee, enforceable in accordance with its terms and conditions;

(x)    the execution of this Issue Indenture and compliance with its obligations set out herein do not violate any obligations previously undertaken by Trustee;

(xi)    it verified the veracity of the information contained in this Issue Indenture, taking due care so that any omissions, flaws or defects that may be known thereto may be cured;

(xii)    the legal representative that signs this Issue Indenture has powers pursuant to the bylaws and/or delegated powers to undertake, on Trustee’s behalf, the obligations hereby established and, being an attorney-in-fact, had their powers lawfully granted, with the respective powers of attorney being in full effect;

(xiii)    it complies with all the laws, regulations, administrative rules and orders from the governmental bodies, independent agencies or courts, applicable to the conduct of its businesses;

(xiv)    on the execution date of this Issue Indenture, as per the organizational chart submitted by Issuer, for purposes of CVM Rule No. 583, Trustee stated that it provides trustee services for the issue described pursuant to Exhibit IV to this Issue Indenture; and

(xv)    ensures now and in the future, as per paragraph 1 of article 6 of CVM Rule No. 583, equal treatment to all debenture holders of any issues of debentures made by Issuer, an affiliate, controlled or controlling company, or a company that is part of the same economic group as Issuer’s where it may act as trustee.

CLAUSE X GENERAL DEBENTURE HOLDERS MEETING

10.1.    The Debenture Holders may, at any time, hold at a General Debenture Holders Meeting, as set forth in article 71 of the Corporation Law, in order to resolve on matters of interest to the group of Debenture Holders (“General Debenture Holders Meeting”).

10.1.1.    When the matter to be resolved upon is specific to the holders of First Series Debentures, holders of Second Series Debentures, holders of Third Series Debentures or holders of Fourth Series Debentures, they may, at any time, in accordance with the provisions of article 71 of the Corporation Law, meet at a General Meeting, which shall be held separately, so as to resolve upon a matter of interest to the group of holders of Debentures of the respective series, as the case may be.

10.1.2.    When the matter to be resolved upon is of interest to all series, the Debenture Holders shall, at any time, hold a joint general meeting, as set forth in article 71 of the Corporation Law, in order to resolve on matters of interest to the group of Debenture Holders of all series. To calculate the quorums, the Outstanding First Series Debentures, Outstanding Second Series Debentures, Outstanding Third Series Debentures and Outstanding Fourth Series Debentures shall be counted separately.

10.2.    Call Notice

10.2.1    The General Debenture Holders Meeting of the respective series may be convened by Trustee, by Issuer, by Debenture Holders representing ten per cent (10%) at least of the Outstanding Debentures or the Outstanding Debentures of the respective series, as the case may be, of by CVM.

10.2.2.    The call notice shall occur by means of an announcement published at least three (3) times in press channels where Issuer publishes, subject to other rules regarding the publication of call notices of general Meetings contained in the Corporation Law, the applicable regulations and this Issue Indenture.

10.2.3.    The General Debenture Holders Meeting shall be held within at least fifteen (15) days from the date on which the first call notice is published. The General Debenture Holders Meeting, at second call, may only be held within at least five (8) consecutive days from the date scheduled for the General Debenture Holders Meeting to be called to order at first call.

10.2.4.    The resolutions made by the Debenture Holders, within the scope of their legal authority, with due regard to the quorums established in this Issue Indenture, shall be existing, valid and effective before Issuer and shall be binding upon all holders of Outstanding Debentures of the respective series, as the case may be, regardless of having attended the General Debenture Holders Meeting or of any vote cast at the respective General Debenture Holders Meeting.

10.2.5.    Regardless of the formalities set out in the applicable legislation and in this Issue Indenture, a General Debenture Holders Meeting shall be deemed regular when holders of the Outstanding Debentures of the respective series are present, regardless of publications and/or notices.

10.3.    Instatement Quorum

10.3.1.    The General Debenture Holders Meeting shall be instated, at first call, with the presence of Debenture Holders representing at least half of the Outstanding Debentures of the respective series, as the case may be and, at second call, with any given quorum.

10.3.2.    For purposes of the creation of any and all instatement or and/or resolution quorums of the General Debenture Holders Meeting set out in this Issue Indenture, the following is considered: (i) “Outstanding First Series Debentures” all subscribed First Series Debentures, excluding those held in treasury by Issuer and those held by companies controlled by, or affiliates of, Issuer (whether directly or indirectly), controlling (or control group) companies, companies under common control or administrators of Issuer, including, but not limited to, persons directly or indirectly related to any of the previously mentioned persons;(ii) “Outstanding Second Series Debentures” all subscribed Second Series Debentures, excluding those held in treasury by Issuer and those held by companies controlled by, or affiliates of, Issuer (whether directly or indirectly) controlling (or control group) companies, companies under common control or administrators of Issuer, including, but not limited to, persons directly or indirectly related to any of the previously mentioned persons; (iii) “Outstanding Third Series Debentures” all subscribed Third Series Debentures, excluding those held in treasury by Issuer and those held by companies controlled by, or affiliates of, Issuer (whether directly or indirectly), controlling (or control group) companies, companies under common control or administrators of Issuer, including, but not limited to, persons directly or indirectly related to any of the previously mentioned persons; and (iv) “Outstanding Fourth Series Debentures” all subscribed Fourth Series Debentures, excluding those held in treasury by Issuer and those held by companies controlled by, or affiliates of, Issuer (whether directly or indirectly), controlling (or control group) companies, companies under common control or administrators of Issuer, including, but not limited to, persons directly or indirectly related to any of the previously mentioned persons.

10.4.    Presiding Board

10.4.1.    The chairmanship of the General Debenture Holders Meeting shall be incumbent upon the Debenture Holder elected by the holders of Debenture or upon whomever is designated by the CVM.

10.5.    Resolution Quorum

10.5.1.    Upon the resolutions of the General Debenture Holders Meeting, each Debenture shall give the right to one vote, with the appointment of an attorney in fact being accepted, be it could be Debenture holder or not. Unless otherwise set out in this Issue Indenture, any and all matters referring to the Debentures and to the Issue, object of a resolution at a General Debenture Holders Meeting, on the terms of this Issue Indenture and/or waivers in relation to any obligations set forth in the Issue Indenture shall be approved, whether at first call of the General Debenture Holders Meeting or any other subsequent one, by Debenture Holders representing at least two-thirds (2/3) of the total Outstanding Debentures of the respective series.

10.5.2.    The resolutions of the General Debenture Holders Meeting that contemplate changes to the characteristics of the Debentures, such as, (i) Compensatory Interest; (ii) the dates of payment of Compensatory Interest; (iii) the amounts and dates of amortization of the Debentures; (iv) Maturity Date; (v) resolution quorums of General Debenture Holders Meeting set out in this item 10.5.2, must be approved, whether at first call of the General Debenture Holders Meeting or in any other subsequent meeting, by Debenture Holders representing at least ninety percent (90%) of the Outstanding Debentures of the respective series.

10.5.2.1    Unless otherwise set out herein, changes to the cases of early maturity, as set out in item 7.1 above, shall be approved, whether at first call of the General Debenture Holders Meeting or at any other subsequent meeting, by Debenture Holders representing at least ninety percent (90%) of the Outstanding Debentures of the respective series. The quorum set to amend the cases of early maturity bears no relation to the quorum for declaration of early maturity, established in item 7.3.1 above.

l0.5.3.    The quorum mentioned in item 10.5.1 above does not include the quorums expressly set out in other Clauses of this Issue Indenture.

10.5.4.    The presence of Issuer’s legal representatives of Issuer at the General Debenture Holders Meeting shall be optional.

10.5.5.    Trustee shall attend the General Debenture Holders Meeting to provide to the Debenture Holders any information requested thereto.

CLAUSE XI    ISSUER’S REPRESENTATIONS AND WARRANTIES

11.1    Issuer represents and warrants that, on the execution date of this Issue Indenture:

(a)    it is a company duly organized, incorporated and existing under the type of a joint-stock corporation under the Brazilian laws and it is duly authorized to conduct its business, with full powers to hold, own and operate its assets;

(b)    it is duly authorized and, except for the grant of registration for distribution and trading of the Debentures at B3 - Cetip UTVM Segment , pursuant to the provisions of item 3.6.1 above, it obtained all necessary authorizations, including corporate authorizations, for the execution of this Issue Indenture, for the issue of the Debentures and compliance with its obligations set out herein, having met all legal and bylaws requirements necessary for such purpose;

(c)    the legal representatives that sign this Issue Indenture have powers pursuant to the bylaws and/or delegated powers to undertake, on its behalf, the obligations hereby established and, being attorneys-in-fact, had their powers lawfully granted, with the respective powers of attorney being in full effect;

(d)    the execution of this Issue Indenture, compliance with its obligations set out in this Issue Indenture, issue and distribution of the Debentures do not violate or contradict (i) any agreement or document to which Issuer is a party or through which any of its assets and properties are bound, nor shall it result in (aa) the early maturity of any obligation established in any of such agreements or instruments; (bb) creation of any lien over any asset or property of Issuer, or (cc) termination of such Agreements or instruments; (ii) any law, decree or regulation to which Issuer or any of its assets and properties are subject; or (iii) any orders, decision or administrative, judicial or arbitral award that affects Issuer or any of its assets and properties;

(e)    it shall comply with all obligations undertaken pursuant to this Issue Indenture, including, but not limited to, the obligation to allocate the funds obtained through the Issue for the purposes set out in item 4.9.1 of this Issue Indenture;

f) it is not aware of the existence of any lawsuit, administrative proceeding, arbitration procedure, inquiry or another kind of governmental investigation that may cause a Material Adverse Effect, save for those informed to the market by means of a material fact or notice to the market, or stated in the reference form or in the financial statements of Issuer on the date hereof;

(g)    the information and representations contained in this Issue Indenture in relation to Issuer and to the Restricted Offer, as the case may be, are true, consistent, accurate and sufficient;

(h)    there is no connection between Issuer and Trustee that prevents Trustee from fully exercising its duties;

(i)    it is fully aware and fully agrees with the form of disclosure and calculation of the DI Rate, disclosed by B3 - Cetip UTVM Segment , and that the form of calculation of the remuneration of the Debentures was agreed upon with free intent between Issuer and the Bookrunners, in observance of the principle of good faith;

(j)    this Issue Indenture is a legal, valid, effective and binding obligation of Issuer, enforceable in accordance with its terms and conditions, with the force of an extrajudicial enforcement instrument pursuant to the provisions of article 784, item I, of the Brazilian Civil Code of Procedure;

(k)    a regulatory authorization for the execution of this Issue Indenture is not necessary for the Issue and the Restricted Offer;

(l)    is complying with the laws, regulations, administrative rules and determinations (including environmental) of governmental bodies, independent agencies, courts or tribunals applicable to the exercise of its activities, including with the provisions in the legislation in force concerning the National Policy of the Environment - Conama, the Anti-corruption Laws and the other supplemental environmental laws and regulations, adopting preventive or reparation measures and actions intended to prevent or correct any environmental damages arising from the exercise of the activities described in its corporate purpose, except for those the applicability of which is being challenged in good faith either in court and/or before the relevant authority by Issuer or have been communicated to the market by means of a Material Fact and/or Communication to the Market, or indicated in the Reference Form or in the financial statements of Issuer;

(m)    the financial statements of Issuer related to the financial years ended on December 31, 2016, 2017 and 2018 are true, complete and correct in all aspects on the date on which they are prepared; reflect, in a clear and accurate manner, the financial and equity positions, results, cash flow transactions of Issuer in the period;

(n)    Issuer, on this date, is observing and complying with its bylaws or any obligations and/or conditions contained in agreements, contracts, mortgages, deeds, loans, credit facility agreements, promissory notes, commercial leasing agreements or other agreements or instruments to which it may be a party, except in cases that they are discussed in good faith in court and/or before the relevant authority, or the counterparty, as the case may be, its applicability or noncompliance with which does not cause a Material Adverse Effect;

(o)    it is fully aware that, under article 9 of CVM Rule No. 476, it may not carry out other public offering of the same type of debentures issued thereby within four (4) months from the date of expiration of the Restricted Offer, unless a new offer is submitted for registration with CVM;

(p)    it is up-to-date with the payment of all local, state, district and federal tax, labor, social security and environmental obligations, and any other obligations imposed by law, except in cases where it is, in good faith, discussing the applicability thereof before a court or the authority with jurisdiction, or which do not cause a Material Adverse Effect;

(q)    all of its authorizations and licenses are valid, effective, and in perfect order and full effect, including environmental licenses, applicable to the regular exercise of its activities, except those whose absence does not result, on this date, in a Material Adverse Effect;

(r)    on March 31, 2019, the updated outstanding balance of the debt instruments signed by Issuer directly with Banco Nacional de Desenvolvimento Econômico e Social

— BNDES (“BNDES”), or through a transfer of funds from BNDES, corresponds to twenty-four million, nine hundred and ninety-one thousand, six hundred and forty-seven Reais and twenty cents (BRL 24,991,647.20) and Issuer has since then not taken out new loans or credit facilities with BNDES; and

(s)    there are no financial agreements, including loan agreements, credit facility agreements, fund transfer agreements, bank credit instruments or any debt instruments or transactions, in the financial or capital market, either local or international, in which Issuer and/or its Relevant Subsidiaries are debtors and/or guarantors, which set forth, as a cases of early maturity, the cross default or cross acceleration of any financial obligations to which Issuer and/or its Relevant Subsidiaries are subject, in both cases as debtors and/or guarantors, at an individual or aggregate sum lower than sixty million Reais (BRL 60,000,000.00) or the amount corresponding thereto in other currencies. For the purposes of this item (s), Industria de Comércio de Cosméticos Natura Ltda. (CNPJ/ME 00.190.373/0001-72) shall not be deemed a “Material Subsidiary”, considering that its gross revenue, excluding revenue from intra-group transactions, does not represent ten percent (10%) or more of Issuer’s consolidated gross revenue.

11.2    Issuer hereby undertakes to notify, within five (5) Business Days, the Debenture Holders and Trustee in case any of the representations made herein become totally or partially untrue, incomplete or incorrect.

CLAUSE XII    MISCELLANEOUS

12.1.    Communications

12.1.l.    Any communications to be submitted by any of the parties under the terms of this Issue Indenture shall be submitted to the following addresses:

If to Issuer:

Natura Cosméticos S.A.

Avenida Alexandre Colares, n° 1188 - Vila Jaguará

São Paulo - SP

Att.: Messrs. Marco Oliveira and Otávio Tescari

With copy to: Mr. Itamar Gaino Filho

Phone: + 55 11 4339-7493 / (11) 4446-3542

Email: marcooliveira@natura.net / otaviotescari@natura.net / itamargaino@natura.net

If to Trustee:

Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda.

Rua Joaquim Floriano, n° 466, Bloco B, sala 1.401, Itaim Bibi

CEP 04534-002 - São Paulo - SP

Att.: Messrs. Matheus Gomes Faria and Pedro Paulo Farme D’Amoed Fernandes de Oliveira

Phone: (11) 3090-0447

E-mail: fiduciario@simplificpavarini.com.br

To the Settlement Bank:

Itaú Unibanco S.A.

Praça Alfredo Egydio de Souza Aranha, 100

CEP 04344-902 - São Paulo - SP

Att.: André Sales

Phone: (11) 2740-2568

E-mail: escrituracaorf@itau-unibanco.com.br

To the Bookkeeping Agent:

Itaú Corretora de Valores S.A.

Brigadeiro Faria Lima, 3500, 3º andar

CEP 04538-132 - São Paulo - SP

Att.: André Sales.

Phone: (11) 2740-2568

Email: escrituracaorf@itau-unibanco.com.br

To B3 - CETIP UTVM Segment

B3 S.A. - BRASIL, BOLSA, BALCÃO, CETIP UTVM SEGMENT

Praça Antônio Prado, n° 48, 2º andar

CEP 01010-901, Centro - São Paulo

Att.: Superintendence Office of Securities

Phone: (11) 2565-5061

E-mail: valores.mobiliarios@b3.com.br

12.1.2.    The notices shall be deemed to have been delivered when received with confirmation or with return receipt issued by the Brazilian Post Office (Empresa Brasileira de Correios) at the addresses above.

12.1.3.    Changes to any of the addresses above shall be communicated to all parties by Issuer, with the application of the same rule to all the other parties mentioned in this instrument with regard to the obligation of communicating to Issuer.

12.2    Waiver

12.2.1.    Waiver of any rights arising from this Issue Indenture may not be presumed. Therefore, no delay, omission or forbearance in the exercise of any right, prerogative or remedy to which Trustee and/or the Debenture Holders are entitled, by virtue of any default by Issuer shall hinder such rights, options or remedies, nor shall be construed as a waiver thereto or acceptance in relation to such default, nor shall it constitute any novation or amendment to any other obligations undertaken by Issuer in this Issue Indenture or any precedent in respect of any other default or delay.

12.3.    Registration Costs

12.3.1.    Any and all costs incurred by virtue of the registration of this Issue Indenture and its potential addenda, as well as the corporate acts regarding this Issue, before the relevant registry offices, shall be exclusively borne by Issuer.

12.4.    Amendments

12.4.1.    Any amendments to the terms and conditions of this Issue Indenture shall be effective only by means of their formalization through amendment to be executed by all Parties.

12.4.2.    The necessity to convene the General Meeting is hereby waived to resolve on: (i) correction of material errors, whether it is a gross mistake, a typing error or an mathematical error, (ii) changes to any transaction documents that have already been expressly permitted under the respective transaction document(s) due to the requirements made by CVM, B3, or (iv) due to the updating of the registration data of the Parties, such as the change in the trade name, address and phone number, among others, provided that such changes or corrections referred to in items (i), (ii), (iii) and (iv) above, are not capable of resulting in any losses to the Debenture Holders or any changes in the flow of Debenture Holders, and provided that there are no other additional costs or expenses for the Debenture Holders.

12.5    Severability in the Issue Indenture

12.5.1.    If any of the provisions in this Issue Indenture is deemed null, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the parties shall undertake, in good-faith, to replace the affected provision with another which, to the extent possible, produces the same effect.

12.6.    Applicable Law

12.6.1    This Issue Indenture shall be governed by the laws of the Federative Republic of Brazil.

12.7    Jurisdiction

12.7.1    The courts of the Judicial District of the Capital City of the State of São Paulo are hereby elected, to the exclusion of any other, however privileged it may be.

12.8.    Authorization to Initial

12.8.1    By this instrument, Issuer authorizes any of the following persons to, on its behalf, initial each page of this Issue Indenture and its respective Exhibit I:

Name	CPF/ME
Gisele Trindade Kim	031.450.746-95
Isabella Magalhães Pinto Coutinho	095.299.926-96
Marco Aurélio Franceschini Rodrigues de Oliveira	076.638.998-73

In witness whereof, the parties execute this instrument in three (3) counterparts of equal form and content, jointly with the two (2) undersigned witnesses.

São Paulo, July 22, 2019

(Signature Page 1/3 of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”)

NATURA COSMÉTICOS S.A.

[signature]	[signature]
Name: Marco Aurélio F. R. de Oliveira	Name: Otavio Tescari
Title: Treasury Manager	Title: Treasury Officer

(Signature Page 2/3 of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”)

SIMPLIFIC PAVARINI DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

[signature]
Name: Matheus Gomes Faria
Title: Individual Taxpayers Register (CPF): 058.133.117-69

(Signature Page 3/3 of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”)

WITNESSES:

[signature]	[signature]
Name: Pedro Paulo F. A. F. de Oliveira	Name: Jair J. dos S. Campos Filho
Title: Individual Taxpayers Register (CPF): 060.883.727-02	Title: Individual Taxpayers Register (CPF): 364.317.998-79

Exhibit I to the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”

INSTRUMENT OF TRANSFER OF SIMPLE, NON-CONVERTIBLE UNSECURED DEBENTURES OF THE THIRD (3rd) SERIES OF THE SIXTH (6th) ISSUE OF NATURA COSMÉTICOS S.A.

SELLER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
[●]			[●]

Address:			Phone:
[●]			[●]

Postal Code:	City:	State:	Country:
[●]	[●]	[●]	[●]

BUYER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
Natura Cosméticos S.A.			71.673.990/0001-77

Address:			Phone:
Avenida Alexandre Colares, n°. 1188, Vila Jaguará			[●]

Postal Code:	City:	State:	Country:
05106-000	São Paulo	SP	Brazil

TRANSFER INFORMATION

NUMBER OF DEBENTURES	PAYMENT METHOD	TOTAL TO BE PAID
[●]	At sight, in Brazilian currency	Unit Par Value plus applicable compensatory interest

TRANSFER TERMS AND CONDITIONS

On the terms of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts of Natura Cosméticos S.A.”, dated July 22, 2019, as amended from time to time (“Tenth Issue Indenture”), Natura Cosméticos S.A. (“Company”) shall issue up to one hundred and seventy-one thousand, one hundred and seventy-seven (171,177) simple, non-convertible, unsecured debentures, in up to four series, of its tenth (10th) issue, for public distribution, with restricted efforts (“Tenth Issue Debentures” and “Restricted Offer”, respectively).

As set out in the Tenth Issue Indenture, the target audience of the second series of Tenth Issue Debentures are the holders of simple, non-convertible, unsecured debentures of the third (3rd) series of the sixth (6th) issue of Issuer, which are professional investors (“Sixth Issue Debentures”), observing the Company’s obligation to make the optional acquisition of Sixth Issue Debentures held by the investors that issued investment orders within the Restricted Offer, pursuant to paragraph three of article 55 of Law No. 6,404, dated December 15, 1976, as amended from time to time (“Optional Acquisition”).

In this regard, considering that Seller issued, on the date hereof, an investment order within the scope of the Restricted Offer for purposes of subscription and payment of [●] ([●]) Tenth Issue Debentures - second series -, the Company shall make, on the date of actual subscription and payment of the Tenth Issue Debentures, the Optional Acquisition of [●] ([●]) Sixth Issue Debentures held by Seller, upon the payment of the respective purchase price, corresponding to the unit par value of the Sixth Issue Debentures, plus the applicable compensatory interest until the date of the actual Optional Acquisition, pursuant to the “Private Instrument of Indenture of the 6th Issue of Simple, Non-Convertible Unsecured Debentures, in Three Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”, dated March 10, 2015, as amended from time to time.

For such, Seller hereby irrevocably and irreversibly: (i) represents that the Sixth Issue Debentures are, on the date hereof, free and clear from any liens or encumbrances; and (ii) authorizes Itaú Corretora de Valores S.A., as bookkeeper of the Sixth Issue

Debentures, to transfer the Sixth Issue Debentures held thereby to the Company, to make the Optional Acquisition, on the terms stated herein.

From the date hereof and to make the Optional Acquisition, Seller undertakes to not assign or otherwise transfer to third parties the Sixth Issue Debentures, which shall, on the terms hereof, be the object of the Optional Acquisition by the Company.

[Place], [date]

[SELLER]

We represent to have received from buyer or its legal representatives two (2) counterparts of this Transfer Instrument.

[Place], [date]

NATURA COSMÉTICOS S.A.

Exhibit II to the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”

INSTRUMENT OF TRANSFER OF SIMPLE, NON-CONVERTIBLE UNSECURED DEBENTURES OF THE FIRST (1st) SERIES OF THE SEVENTH (7th) ISSUE OF NATURA COSMÉTICOS S.A.

SELLER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
[●]			[●]

Address:			Phone:
[●]			[●]

Postal Code:	City:	State:	Country:
[●]	[●]	[●]	[●]

BUYER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
Natura Cosméticos S.A.			71.673.990/0001-77

Address:			Phone:
Avenida Alexandre Colares, n°. 1188, Vila Jaguará			[●]

Postal Code:	City:	State:	Country:
05106-000	São Paulo	SP	Brazil

TRANSFER INFORMATION

NUMBER OF DEBENTURES	PAYMENT METHOD	TOTAL TO BE PAID

[●]	At sight, in Brazilian currency	Unit Par Value plus applicable compensatory interest

TRANSFER TERMS AND CONDITIONS

On the terms of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts of Natura Cosméticos S.A.”, dated July 22, 2019, as amended from time to time (“Tenth Issue Indenture”), Natura Cosméticos S.A. (“Issuer”) shall issue up to one hundred and seventy-one thousand, one hundred and seventy-seven (171,177) simple, non-convertible, unsecured debentures, in up to four series, of its tenth (10th) issue, for public distribution, with restricted efforts (“Tenth Issue Debentures” and “Restricted Offer”, respectively).

As set out in the Tenth Issue Indenture, the target audience of the third series of Tenth Issue Debentures are the holders of simple, non-convertible, unsecured debentures of the first (1st) series of the seventh (7th) issue of Issuer, which are professional investors (“Seventh Issue Debentures”), observing the Company’s obligation to make the optional acquisition of Seventh Issue Debentures held by the investors that issued investment orders within the Restricted Offer, pursuant to paragraph three of article 55 of Law No. 6,404, dated December 15, 1976, as amended from time to time (“Optional Acquisition”).

In this regard, considering that Seller issued, on the date hereof, an investment order within the scope of the Restricted Offer for purposes of subscription and payment of [●] ([●]) Tenth Issue Debentures - third series -, the Company shall make, on the date of actual subscription and payment of the Tenth Issue Debentures, the Optional Acquisition of [●] ([●]) Seventh Issue Debentures held by Seller, upon the payment of the respective purchase price, corresponding to the unit par value of the Seventh Issue Debentures, plus the applicable compensatory interest until the date of the actual Optional Acquisition, pursuant to the “Private Instrument of Indenture of the Seventh (7th) Issue of Simple, Non-Convertible Unsecured Debentures, in Two Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”, dated August 24, 2017, as amended from time to time.

For such, Seller hereby irrevocably and irreversibly: (i) represents that the Seventh Issue Debentures are, on the date hereof, free and clear from any liens or encumbrances; and (ii) authorizes Itaú Corretora de Valores S.A., as bookkeeper of the Seventh Issue Debentures, to transfer the Seventh Issue Debentures held thereby to the Company, to make the Optional Acquisition, on the terms stated herein.

From the date hereof and to make the Optional Acquisition, Seller undertakes to not assign or otherwise transfer to third parties the Seventh Issue Debentures, which shall, on the terms hereof, be the object of the Optional Acquisition by the Company.

[Place], [date]

[SELLER]

We represent to have received from buyer or its legal representatives two (2) counterparts of this Transfer Instrument.

[Place], [date]

NATURA COSMÉTICOS S.A.

Exhibit III to the “Private Instrument of Indenture of the 10th Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”

INSTRUMENT OF TRANSFER OF SIMPLE, NON-CONVERTIBLE UNSECURED DEBENTURES OF THE FIRST (1st) SERIES OF THE NINTH (9th) ISSUE OF NATURA COSMÉTICOS S.A.

SELLER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
[●]			[●]

Address:			Phone:
[●]			[●]

Postal Code:	City:	State:	Country:
[●]	[●]	[●]	[●]

BUYER’S IDENTIFICATION

Corporate Name:			CPF/ME or CNPJ/ME:
Natura Cosméticos S.A.			71.673.990/0001-77

Address:			Phone:
Avenida Alexandre Colares, n°. 1188, Vila Jaguará			[●]

Postal Code:	City:	State:	Country:
05106-000	São Paulo	SP	Brazil

TRANSFER INFORMATION

NUMBER OF DEBENTURES	PAYMENT METHOD	TOTAL TO BE PAID
[●]	At sight, in Brazilian currency	Unit Par Value plus applicable compensatory interest

TRANSFER TERMS AND CONDITIONS

On the terms of the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures, in up to Four Series, for Public Distribution with Restricted Distribution Efforts of Natura Cosméticos S.A.”, dated July 22, 2019, as amended from time to time (“Tenth Issue Indenture”), Natura Cosméticos S.A. (“Issuer”) shall issue up to one hundred and seventy-one thousand, one hundred and seventy-seven (171,177) simple, non-convertible, unsecured debentures, in up to four series, of its tenth

(10th) issue, for public distribution, with restricted efforts (“Tenth Issue Debentures” and “Restricted Offer”, respectively).

As set out in the Tenth Issue Indenture, the target audience of the fourth series of Tenth Issue Debentures are the holders of simple, non-convertible, unsecured debentures of the first (1st) series of the ninth (9th) issue of Issuer, which are professional investors (“Ninth Issue Debentures”), observing the Company’s obligation to make the optional acquisition of Ninth Issue Debentures held by the investors that issued investment orders within the Restricted Offer, pursuant to paragraph three of article 55 of Law No. 6,404, dated December 15, 1976, as amended from time to time (“Optional Acquisition”).

In this regard, considering that Seller issued, on the date hereof, an investment order within the scope of the Restricted Offer for purposes of subscription and payment of [●] ([●]) Tenth Issue Debentures - fourth series -, the Company shall make, on the date of actual subscription and payment of the Tenth Issue Debentures, the Optional Acquisition of [●] ([●]) Ninth Issue Debentures held by Seller, upon the payment of the respective purchase price, corresponding to the unit par value of the Ninth Issue Debentures, plus the applicable compensatory interest until the date of the actual Optional Acquisition, pursuant to the “Private Instrument of Indenture of the Ninth (9th) Issue of Simple, Non-Convertible Unsecured Debentures, in Two Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”, dated August 27, 2018, as amended from time to time.

For such, Seller hereby irrevocably and irreversibly: (i) represents that the Ninth Issue Debentures are, on the date hereof, free and clear from any liens or encumbrances; and (ii) authorizes Itaú Corretora de Valores S.A., as bookkeeper of the Ninth Issue Debentures, to transfer the Ninth Issue Debentures held thereby to the Company, to make the Optional Acquisition, on the terms stated herein.

From the date hereof and to make the Optional Acquisition, Seller undertakes to not assign or otherwise transfer to third parties the Ninth Issue Debentures, which shall, on the terms hereof, be the object of the Optional Acquisition by the Company.

[Place], [date]

[SELLER]

We represent to have received from buyer or its legal representatives two (2) counterparts of this Transfer Instrument.

[Place], [date]

NATURA COSMÉTICOS S.A.

Exhibit IV to the “Private Instrument of Indenture of the Tenth (10th) Issue of Simple, Non-Convertible, Unsecured Debentures in Four Series, for Public Distribution with Restricted Distribution Efforts, of Natura Cosméticos S.A.”

Exhibit IV

Issue	7th issue of debentures of Natura Cosméticos S.A.
Total Issue Amount	Two billion and six hundred million Reais (BRL 2,600,000,000.00)
Quantity	77,273 (1st series) and 182,727 (2nd series)
Type	Unsecured
Guarantees	None.
Issue Date	09/25/2017 (1st series)
09/25/2017 (2nd series)
Maturity Date	09/25/2020 (1st series)
09/25/2021 (2nd series)
Compensation	DI Rate + 1.40% p.a. (1st Series)
DI Rate + 1.75% p.a. (2nd Series)
Classification	Compliant